As filed with the Securities and Exchange Commission on May 2, 1997

                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------

                                    Form SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                  DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION
                 (Name of small business issuer in its charter)

          Delaware                         7819                  65-0014636
   (State or jurisdiction       (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

      16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 AC(972) 248-1922 (Address and telephone number of registrant's principal executive offices)

   Kevin B. Halter, Jr., 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248
                                AC(972) 248-1922
            (Name, address and telephone number of agent for service)

                                   Copies to:
                        Rudolph L. Ennis, General Counsel
                  Digital Communications Technology Corporation
                         16910 Dallas Parkway, Suite 100
                               Dallas, Texas 75248
                                 (972) 248-1922
                                    --------

                Approximate date of proposed sale to the public:
As soon as practicable after the Effective Date of this Registration Statement.

     If any of the securities being registered on this Form as to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                       (continued on next page)

                                          CALCULATION OF REGISTRATION FEE
===============================================================================================================
     Title of each                                    Proposed               Proposed
       class of                 Amount                 maximum                maximum               Amount of
   securities to be              to be             offering price            aggregate            registration
      registered              registered            per security          offering price               fee
===============================================================================================================
     Common Stock              1,047,448                $3.50               $3,666,068              $1,110.82
     Common Stock              1,831,190                $5.00               $9,155,950              $2,774.25
    Class A Warrant            X,XXX,XXX                $ (1)               $       (1)             $      (1)
    Class B Warrant            X,XXX,XXX                $ (1)               $       (1)             $      (1)
===============================================================================================================


     (1) The warrants are registered in the same registration statement as the Common Stock underlying the warrants and, therefore, no separate registration fee is required pursuant to Rule 457(g).

PURSUANT TO RULE 416, THERE ARE ALSO BEING REGISTERED SUCH ADDITIONAL SHARES AND WARRANTS AS MAY BECOME ISSUABLE PURSUANT TO ANTI-DILUTION PROVISIONS UPON THE EXERCISE OF THE CLASS A WARRANTS AND CLASS B WARRANTS.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
                                   ----------

                 SUBJECT TO COMPLETION -- DATED APRIL ___, 1997

PROSPECTUS

                  DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION
                  ---------------------------------------------
                     1,047,448 Redeemable Class A Warrants,
                    1,831,190 Redeemable Class B Warrants and
                        2,878,638 Shares of Common Stock

     The Class A Warrants and the Class B Warrants (collectively, the "Warrants") will be issued by Digital Communication Technology Corporation, a Delaware corporation (the "Company" or "DCT") and distributed as a dividend to holders of shares of the Company's common stock, $.0002 par value (the "Common Stock"). Shareholders of record as of April 30, 1997 (the "Record Date") will receive one Class A Warrant for each seven shares of Common Stock held as of the Record Date, and one Class B Warrant for each four shares of Common Stock held as of the Record Date. No fractional Warrants will be issued. The number of Warrants of each class due each holder of Common Stock will be rounded up to the next whole number. The Warrants are transferable separately immediately upon issuance.

     Each Class A Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $3.50, subject to adjustment, until the second anniversary of the date of this Prospectus. Each Class B Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $5.00, subject to adjustment, until the third anniversary of the date of this Prospectus.

     The Warrants are subject to redemption by the Company commencing one year after the date of this Prospectus, at $.01 per Warrant on 30 days' written notice if the closing bid price of the Common Stock for five consecutive trading days, ending within 15 days of the notice of redemption of the Warrants, average in excess of $3.50 per share with respect to the Class A Warrants and $5.00 per share with respect to the Class B Warrants.

     The Common Stock is listed on the American Stock Exchange (the "Amex") under the symbol DCT. The closing sale price of the Common Stock on the Amex on
 ________, 1997, the date of the last reported sale of the Common Stock, was $______.
                                   ----------

     Application has been made to list the Warrants on the Amex under the symbols _____ with respect to the Class A Warrants and _____ with respect to the Class B Warrants.
                                   ----------


                                                     (continued on next page)

See "Risk Factors" beginning on page 4 for certain information which should be considered in making an investment decision in securities issued by the Company.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Warrants are issued as a dividend to the holders of Common Stock as of the Record Date. It is expected that delivery of the Warrants and the Common Stock registered by the Registration Statement of which this Prospectus is a part will be made at the office of Securities Transfer Corporation, Dallas, Texas, on or about May ___, 1997. Securities Transfer Corporation is the Company's agent (the "Warrant Agent") for the distribution, transfer, exercise and redemption of the Warrants. Securities Transfer Corporation also is the Transfer Agent for the Common Stock.

                 The date of this Prospectus is __________,1997.

NO DEALER, SALESMAN OR OTHER REPRESENTATIVE IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH
INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY
JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME OR ANY SALE MADE HEREUNDER DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              AVAILABLE INFORMATION
                              ---------------------

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") under the File No. 1-13088. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, and at the following Regional Offices of the Commission:
Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661 and Northeast Regional Office, 7 World Trade Center, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy statements and other information filed electronically with the Commission by the Company, and the address of such Web site is http://www.sec.gov. The Company's Common Stock is listed on the Amex and the reports, proxy statements and other information filed by the Company with the Amex may be inspected at the public reference facilities maintained by the Amex.

     The Company has filed with the Commission a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the securities described herein. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                 -----------------------------------------------

     The following documents have been filed by the Company with the Commission (File No. 1-13088) and are incorporated in this Prospectus by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-KSB for the year ended June 30, 1996.
     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996.
     3. The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1996.
     4.   The Company's Current Report on Form 8-K dated March 31, 1997.
     5.   The Company's Current Report on Form 8-K dated April 2, 1997.

                                                       (continued on next page)

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the third anniversary thereof, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon oral or written request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information unless such exhibits are specifically incorporated by reference into such information). Any such requests should be directed to Adrienne Beam, Digital Communications Technology Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 (telephone number 972-248-1922).

                                   THE COMPANY
                                   -----------

     DCT is an integrated communications company, primarily engaged in large quantity duplication of prerecorded videocassettes for customers in the entertainment and a wide range of other industries. The Company also provides mobile satellite uplink services of breaking news stories and of entertainment, sporting and other events for major television networks and news gathering organizations in the United States and internationally. DCT's newest subsidiary, DCT-Internet Corporation, provides professional website design, maintenance and hosting for corporate clients worldwide.

     DCT, a Delaware corporation, was incorporated on November 12, 1987 under the name MagneTech Corporation as a wholly-owned subsidiary of S.O.I. Industries, Inc. (now Millennia, Inc.). The Company's shareholders changed the name to Digital Communications Technology Corporation on April 29, 1994. DCT's Common Stock has traded on the American Stock Exchange since May 23, 1994. As of March 31, 1997, Millennia, Inc. owned approximately 14.75% of the Company's issued and outstanding Common Stock. The address of the Company's principal executive office is 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 and its telephone number is (972) 248-1922.

                                  RISK FACTORS
                                  ------------

     Any investment in the securities offered hereby involves a high degree of risk and may result in a loss of the entire amount invested. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth throughout this Prospectus, including the Consolidated Financial Statements and Notes thereto, prior to making an investment in the Company.

Reliance upon Key Employees
---------------------------

     The Company's future success depends to a significant degree on the continued service of its key personnel and on its ability to attract, motivate and retain highly qualified employees. In particular, the Company is dependent upon the management services of Hugh C. Coppen, President and Chief Executive Officer of DCT since May 1996 and a Director since July 1996. Mr. Coppen has been in management in the video duplication business for nine years. See "Directors, Executive Officers, Promoters and Control Persons." Mr. Coppen has an employment agreement with DCT that runs through May 5, 1999. See "Executive Compensation--Employment Agreements". Competition for employees such as Mr. Coppen is intense and the process of locating key management and technical personnel with the combination of skills and attributes required to execute the Company's strategy is often lengthy. Accordingly, the loss of the services of key personnel could have a material adverse effect upon the Company's results of operations and, in such an event, there can be no assurance that DCT could promptly find a qualified replacement. The Company does maintain a key-man term life insurance policy on Mr. Coppen.

Competition
-----------

     The business of the Company is highly competitive. All aspects of its business, including price, promptness of service, and product quality are significant competitive factors and the ability of the Company to successfully compete with respect to each factor is material to its profitability. The Company competes with a number of other businesses that have greater financial, technical and human resources. Such companies may develop products or services that may be more effective than the Company's products or services and may be more successful in marketing their products or services than the Company. The Company depends upon its demonstrated ability to provide quality service to its customers in order to be competitive in the market place, although no assurance can be given that the Company will be able to compete successfully. See "Business--Competition," and "Management Discussion and Analysis of Financial Condition and Results of Operations--Other Items."

Rapidly Changing Technology
---------------------------

     Technology in video duplicating equipment is advancing rapidly. The Company is aware that research and development is being conducted both to develop new systems and methods of video reproduction, such as digital variable disc (DVD) technology, and to improve existing ones. The Company's future profitability will depend upon its ability to adjust to such new developments. There can be no assurance that continued development of and market penetration by DVD technology or new discoveries, or both, will not render the Company's equipment uneconomical or obsolete.

Possible Volatility of Stock Price
----------------------------------

     The Common Stock of DCT is currently traded on the Amex. DCT believes that such factors as quarterly variations in DCT's financial results, announcements regarding the operations of DCT and developments affecting DCT or its markets have caused significant fluctuation in the market price of the Common Stock and could continue to do so in the future. In addition, the stock market in general has recently experienced extreme price and volume fluctuations. Some of these fluctuations have been unrelated to the operating performance of DCT. Broad market fluctuations may adversely affect the market price of the Common Stock. See "Market for Common Stock and Related Stockholder Matters."

Credit Facility
---------------

     The Company has a credit facility in place with Bank One, N.A. providing for a revolving line of credit, term loans and a long term equipment lease agreement. Under the revolving line of credit, borrowings can be made up to $5,000,000 based on collateral values as determined under the agreement. The term loans consist of a $1,800,000 secured term loan and a capital expenditure term loan facility for up to $1,950,000, based upon 80% of the acquisition costs of new machinery and equipment. The long term lease agreement is collateralized with new equipment in excess of $700,000 in value. The agreement runs through October 31, 1998, is collateralized by accounts receivable, inventory and equipment, and includes interest rates from .25% to .50% above the bank's base rate (closely related to the bank's prime interest rate). The agreement contains certain financial performance covenants, and there is no assurance that the Company can continue to meet the financial performance covenants or that this credit facility could be replaced with another, if terminated. The loss of this credit facility without securing another with comparable borrowing limits and terms would have a material adverse effect upon the Company's results of operations. See "Management's Discussion and Anaylsis and Results of Operations--Capital Resources."

Concentration of Customers
--------------------------

     During the year ended June 30, 1996, DCT's largest customer, Madacy Music Group, accounted for 17.6% of its sales. As of March 31, 1997, the entity remains a customer of DCT. As is customary in the industry, DCT does not have long-term supply contracts with its customers. The loss of any of these customers could have a material adverse effect on the Company See "Business-- Customers".

Requirements  for  Continued  Listing  on  the  Amex;   Disclosure  Relating  to
--------------------------------------------------------------------------------
Low-Priced Stocks
-----------------

     Under the rules for continued listing on the Amex, a company must maintain certain minimum requirements. The Amex will consider suspending dealings and delisting the Common Stock if, among other things, (i) the number of shares of Common Stock outstanding (exclusive of certain affiliates and concentrated holdings) is less than 200,000, (ii) the number of round lot stockholders of record is less than 300, or (iii) the aggregate market value of the Common Stock is less than $1,000,000. Failure of the Company to meet the maintenance requirements of the Amex could result in the Common Stock being delisted from the Amex. The Common Stock would then be traded on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc., which is generally considered to be a less efficient market than the Amex. The Company is in no danger of being delisted and has no reason to believe that the Company will be delisted from the Amex.

     In  addition,  if the  Company's  securities  are  delisted,  they would be subject to Rule 15c2-6 promulgated under the Exchange Act that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the purchase. Consequently, the rule may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell their securities in the secondary market. The delisting from the Amex may also cause a decline in share price, loss of news coverage of the Company, and difficulty in obtaining subsequent financing.

     The Commission has also recently adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined in such regulations) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. One exception is for stocks listed on certain exchanges, such as the Amex. For any transaction involving a penny stock, unless exempt, the rules would require the delivery prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure would also have to be made about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and its presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account together with information on the limited market in penny stocks.

Anti-Takeover Provisions
------------------------

     The Company's Certificate of Incorporation contains a provision authorizing the issue of "blank check" preferred stock. The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. Such provisions could impede any merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company. See "Description of Securities--Preferred Stock."

Lack of Cash Dividends
----------------------

     At the present time, the Company intends to use any earnings which may be generated to finance the growth of the Company's business. Accordingly, while payment of cash dividends rests within the discretion of the Board of Directors, the Company does not presently intend to pay cash dividends and there can be no assurance such dividends will be paid in the future. See "Dividend Policy" and "Market for Common Stock and Related Stockholder Matters."

Potential Acquisitions of Business Enterprises
----------------------------------------------

     Although no specific acquisitions are currently contemplated, the Company may achieve growth through acquisitions of existing business enterprises in the future. The Company does not plan to limit such potential acquisitions to any particular industry. Accordingly, there can be no assurance that the Company can integrate such businesses into its operations or that it can operate such businesses on a profitable basis in the future. In addition, there can be no assurance that future acquisition opportunities will become available, that such future acquisitions can be accomplished on favorable terms, or that such acquisitions will result in profitable operations in the future. In addition, many of the Company's acquisitions are structured as stock exchanges. Fluctuations in the Common Stock may have an adverse effect on the Company's ability to make additional acquisitions. See " -- Possible Volatility of Stock Price" and "Market for Common Stock and Related Stockholder Matters."

Potential Adverse Effect of Fluctuations in Prices and Supplies of Raw Materials
--------------------------------------------------------------------------------
Upon Operations
---------------

     DCT is dependent upon outside suppliers for all of its raw material needs and, therefore, is subject to fluctuations in prices of raw materials. In particular, DCT's results of operations are affected significantly by increases in the prices of empty videocassettes ("shells") and bulk quantities of blank videotape ("pancakes"). DCT buys its raw materials at market-based prices from numerous independent suppliers. Prices of videocassettes and videotape can be adversely affected by the price of materials from which they are manufactured, such as, among other things, polystyrene resins, which are a major material used in the manufacturing of shells. No assurances can be given that prices will not increase significantly in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Fiscal year 1995" and "--Other Matters," and see "Business--Raw Material and Manufacturing."

Arbitrary  Determination  of Exercise  and  Redemption  Prices;  No Assurance of
--------------------------------------------------------------------------------
Public Market for the Warrants
------------------------------

     The exercise and redemption prices and other terms of the Warrants have been arbitrarily set by the Company. The exercise prices of the Warrants should not be construed to imply or predict any increase in the market price of the Common Stock. The exercise prices of the Warrants are substantially higher than the price at which the Common Stock is currently trading or has traded in the recent past on the Amex. See "Market for Common Stock and Related Stockholder Matters." There is no assurance that the Common Stock will ever trade above the exercise prices of the Warrants during the exercise periods and, thus, it may remain in the warrantholders' best interests to never exercise the Warrants. At the expiration of their respective exercise periods, unexercised Class A and Class B Warrants become null and void and of no value whatsoever. See "Description of Securities--Warrants---Exercise Periods, Prices and Terms." The Company may only redeem each class of Warrants should the Common Stock closing bid price on the Amex exceed the exercise price of each class of Warrants for five (5) consecutive trading days. There is no requirement that the Company ever redeem the Warrants. The redemption price for all Warrants, if and when redeemed, is $.01 each. See "Description of Securities--Warrants--Redemption Provisions."

     The Class A and Class B Warrants are transferable separately immediately upon issuance. Although the Company has applied to list the Warrants separately on the Amex, no assurance can be given that an active trading market for the Warrants will develop following their distribution to DCT's Common Stock holders or, if developed, that it will be sustained over the exercise periods of the Warrants. See "Description of Securities--Warrants--Transfer, Exchange and Exercise."

Current  Prospectus and State "Blue Sky"  Registration or Exemption  Required to
--------------------------------------------------------------------------------
Exercise the Warrants
---------------------

     In addition to the terms under which the Warrants are issued (See "Description of Securities--Warrants"), holders of the Warrants will have the right to sell the Warrants or to exercise the Warrants to purchase Common Stock only if the Warrants and the Common Stock underlying the Warrants qualify for sale under state securities laws or are exempt from qualification under applicable securities or "blue sky" laws of the states in which the various holders of the Warrants then reside and there is available a current Prospectus permitting the sale of the Warrants and the Common Stock underlying the Warrants. The Company has undertaken and intends to use reasonable efforts to keep current a prospectus which will permit the sale of the Warrants and the Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. The Company is not required to qualify for sale the Warrants or the Common Stock in any state. The Warrants and the underlying Common Stock may lose some or all of their value if a prospectus covering the Warrants and the underlying Common Stock is not kept effective or if the Warrants and the underlying Common Stock are not, or cannot be, qualified in an applicable state.

                                 USE OF PROCEEDS

     The Warrants are issued as a dividend to the holders of the Company's Common Stock and for which the Company will receive no proceeds. DCT will realize the exercise price for the Common Stock if and when the Warrants are exercised by the warrantholders. Any net proceeds derived from the exercise of the Warrants will be added to working capital for general corporate purposes.

                                 DIVIDEND POLICY

     The Company currently intends to retain all earnings to finance the development and expansion of its operations. The Company does not anticipate paying cash dividends on its shares of Common Stock in the foreseeable future. The Company's future dividend policy will be determined by its Board of Directors on the basis of various factors, including but not limited to the Company's results of operations, financial condition, business opportunities and capital requirements. The payment of dividends will also be subject to the requirements of Delaware law, as well as restrictive financial covenants in the Company's existing and future credit agreements.

                            DESCRIPTION OF SECURITIES

Warrants
--------

     The following is a brief summary of certain provisions of the Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company and Securities Transfer Corporation (the "Warrant Agent"). A copy of the Warrant Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Available Information."

Exercise Periods, Prices and Terms

     Each Class A Warrant entitles the holder thereof to purchase at any time over a two year period commencing on the Effective Date of the Registration Statement of which this Prospectus is a part, one share of Common Stock at a price of $3.50, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. Each Class B Warrant entitles the holder thereof to purchase at any time over a three year period commencing on the Effective Date of the Registration Statement of which this Prospectus is a part, one share of Common Stock at a price of $5.00, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate, in whole or in part, representing the Warrant (the "Warrant Certificate") to the Warrant Agent, with the Election to Purchase Form on the reverse side of the Warrant Certificate properly completed and executed, together with payment of the exercise price. Each Warrant may be exercised at the applicable exercise price until the expiration of the Warrant. No fractional shares of Common Stock will be issued upon exercise of the Warrants. Upon expiration, the Warrants become null and void and of no value.

     The exercise price of the Warrants bear no relation to any objective criteria of value, and should in no event be regarded as an indication of any future market price of the Common Stock.

Adjustments

     The exercise price and the number of shares of Common Stock purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassification of the Common Stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of the Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable warrantholders to acquire the kind and number of shares of stock or other securities or property receivable in such event by the holder of the number of shares of Common Stock that might otherwise have been purchased upon exercise of the Warrant. No adjustment will be made until the cumulative adjustments in the exercise price per share amount to $.25 or more. No adjustment to the number of shares and exercise price of the shares subject to the Warrants will be made for dividends (other than stock dividends), if any, paid on the Common Stock or for securities issued pursuant to the Company's 1990 Employee Stock Option Plan or other employee benefit plans of the Company, or upon exercise of the Warrants or any other option or warrant outstanding as of the Effective Date of the Registration Statement of which this Prospectus is a part.

Redemption Provisions

     Commencing one year from the Effective Date of the Registration Statement of which this Prospectus is a part, the Warrants are subject to redemption at $.01 per Warrant on 30 days' prior written notice to the warrantholders if the closing bid price of the Common Stock as reported by the Amex averages in excess of $3.50 per share as to the Class A Warrants and $5.00 per share as to the Class B Warrants for a period of five consecutive trading days ending within 15 days of the notice of redemption. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and its holder will be entitled only to the redemption price. Since it is the Company's present intention to exercise such right, warrantholders should presume that the Company would call the Warrants for redemption if such criteria are met.

Transfer, Exchange and Exercise

     The Warrants are immediately and separately tradeable upon issuance. The Warrants are in registered, certificate form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration date or redemption date. Upon exercise, the Warrants become null and void and of no value. Although the Company has applied to list the Class A Warrants and Class B Warrants separately on the Amex, no assurance can be given that an active trading market for the Warrants will develop following their distribution to DCT's Common Stock holders or, if developed, that it will be sustained over the exercise periods of the Warrants.

Modification of Warrant

     The Company and the Warrant Agent may make such modifications to the Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrantholders. No other modifications may be made to the Warrants without the consent of the majority of the warrantholders. Modification of the number of securities purchasable upon the exercise of any Warrant, the exercise price and the expiration date with respect to any Warrant requires the consent of the holder of such Warrant.

Warrantholder not a Shareholder

     The Warrants do not confer upon holders any voting, dividend or any other rights as stockholders of the Company.

Warrant Agent

     The Warrant Agent for the registration, distribution, transfer, exercise and redemption of the Warrants is Securities Transfer Corporation. See "Plan of Distribution."

Common Stock
------------

     The authorized capital stock of the Company includes 25,000,000 shares of Common Stock, $.0002 par value, all of the same class. The following description of the Common Stock is qualified in all respects by reference to the Delaware General Corporation Law and to the Company's Certificate of Incorporation, and Certificates of Amendments thereto, which have been filed with the Commission and are incorporated by reference into the Registration Statement of which this Prospectus is a part. See "Available Information."

     As of March 31, 1997, 7,314,922 shares of Common Stock were outstanding, held of record by 574 shareholders. DCT believes that approximately 1,885 additional holders of Common Stock are represented in Common Stock certificates held in "street names" in brokerage accounts. The holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of any funds lawfully available therefor. Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote and such voting rights are non-cumulative. There are no preemptive rights associated with any of the shares of Common Stock. In the event of liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company. All of the outstanding shares of Common Stock are, and the shares of Common Stock issuable upon exercise of the Warrants offered by the Company hereby when issued will be, fully paid and nonassessable.

Stock Options for Common Stock
------------------------------

     As of the Effective Date of the Registration Statement of which this Prospectus is a part, the Company had outstanding 271,625 stock options under its 1990 Employees' Stock Option Plan. Each outstanding stock option entitles the holder to purchase one share of Common Stock at exercise prices ranging from $1.00 to $3.44. All of these outstanding stock options are presently exercisable for a period of five years from the date of issuance, and all will expire by their terms on January 12, 2001 or before. 9,370 options remain reserved for future issuance under the 1990 Employee Stock Option Plan. See "Executive Compensation--1990 Employees' Stock Option Plan."

     On April 2, 1996, the Company entered into agreements with three management employees whereby the Company will issue to such employees a number of incentive stock options based upon the Company's income before taxes for the year ending June 30, 1997. The total number of options to be issued under the agreements range, collectively, from 125,000 to 250,000. These options will vest as of June 30, 1997 and will be exercisable for a period of five years. Each of these incentive stock options will entitle the holder to purchase one share of Common Stock at an exercise price of $2.00. See "Executive Compensation--Incentive Stock Options."

     All shares of Common Stock issued pursuant to exercise of stock options under the Company's 1990 Employee Stock Option Plan and under the three agreements with management employees are not registered securities under the Securities Act, and the Company has no present intention of registering such securities under the Securities Act, making the sale of such Common Stock subject to strictures imposed by Rule 144 under the Securities Act.

Preferred Stock
---------------

     The Company is authorized to issue up to 10,000,000 shares of Preferred Stock, $.00001 par value. The following description of the Preferred Stock is qualified in all respects by reference to the Delaware General Corporation Law and to the Company's Certificate of Incorporation, and Certificates of Amendments and Certificate of Designations thereto, which have been filed with the Commission and are incorporated by reference into the Registration Statement of which this Prospectus is a part. See "Available Information."

     Preferred Stock may be issued by the Company with such designations, rights and preferences as may be determined from time to time. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

     On May 6, 1996, the Company issued and sold 100,000 shares of Series A Convertible Preferred Stock in a private placement. The holder of the shares of Series A Preferred Stock, pursuant to the designated terms for such stock, has converted all shares of the series into 968,430 shares of Common Stock at an average per share conversion price of $1.08.

     No shares of Preferred Stock are currently outstanding, and the Company has no present intention to issue any shares of its Preferred Stock.

Transfer Agent and Registrar
----------------------------

     The Transfer Agent and Registrar for the Common Stock is Securities Transfer Corporation.

                              PLAN OF DISTRIBUTION

     The Company is issuing the Warrants as a dividend to holders of its Common Stock. Common Stock holders of record as of the Record Date, April 30, 1997, will receive one Class A Warrant for each seven shares of Common Stock held as of the Record Date and one Class B Warrant for each four shares of Common Stock held as of the Record Date. No fractional warrants will be issued as the number of Warrants of each class due each holder of Common Stock will be rounded up to the nearest whole number.

     The Warrants will be distributed in certificate form to the holders of Common Stock by the Warrant Agent as soon as practicable after the date of this Prospectus. The address of the Warrant Agent is: Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248. The telephone number for the Warrant Agent is (972) 447-9890, and the facsimile number for the Warrant Agent is (972) 248-4797.

     The Common Stock underlying the Warrants will be sold by the Company and distributed by the Warrant Agent to warrantholders upon exercise pursuant to instructions contained in the Warrant Certificates.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     The Common Stock has been listed on the Amex since May 23, 1994 under the symbol DCT. The following table sets forth the high and low sales prices of the Common Stock on the Amex for the periods indicated.

                                            High                Low
                                            ----                ---
         Fiscal 1995:
         ------------

      First Quarter                        $3.94                $2.19
      Second Quarter                        3.94                 2.19
      Third Quarter                         2.75                 1.75
      Fourth Quarter                        2.25                 1.25

         Fiscal 1996:
         ------------

      First Quarter                        $1.79                $1.25
      Second Quarter                        1.56                 1.00
      Third Quarter                         4.38                 1.06
      Fourth Quarter                        3.94                 1.81

         Fiscal 1997
         -----------

      First Quarter                        $2.63                $1.25
      Second Quarter                        1.56                 1.13
      Third Quarter                         1.50                 0.94


     On March 31, 1997, the closing price of the Common Stock was $1.13per share. On March 31, 1997, there were 574 stockholders of record of the Common Stock. Additionally, the Company believes there are approximately 1,885 additional beneficial holders of the Common Stock held in brokerage accounts.

     The Company currently intends to retain all earnings, if any, to finance the development and expansion of its operations. The Company does not anticipate paying cash dividends on its shares of Common Stock in the foreseeable future. The Company's future dividend policy will be determined by its Board of Directors on the basis of various factors, including but not limited to the Company's results of operations, financial condition, business opportunities and capital requirements. The payment of dividends will also be subject to the requirements of Delaware law, as well as restrictive financial covenants in the Company's existing and future credit agreements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations
---------------------

Six Months Ended December 31, 1996
----------------------------------

Overview

     The Company continued to enjoy significant sales growth for the quarter and six month period ended December 31, 1996. Net sales for the three months ended December 31, 1996 increased approximately 11% to an all-time quarterly record. Net sales for the six month period ended December 31, 1996 increased approximately 19% and were also the highest six months' sales in the Company's history. The Company, however, experienced a decline in operating profits, both in real terms and as a percentage of net sales. Increases in cost of goods sold and general and administrative expenses, particularly legal fees associated with the shareholder derivative lawsuit (approximately $100,000), contributed to the lower operating profits.

Results of Operations

     Overall growth in the Company's target markets led to continued sales growth of approximately 19% in the current fiscal year to date. Net sales for the three months ended December 31, 1996 increased approximately 11% to an all-time quarterly record of $8,794,000, up from $7,896,000 for the same period ended December 31, 1995. Net sales of $15,814,000 for the six month period ended December 31, 1996 were also the highest in the Company's history, compared with $13,282,000 for the same period last year. Significant sales increases were experienced in the last quarter as orders were filled to meet the holiday buying season demands. As in prior periods, management's focus on the retail-sell-through market resulted in this sales surge. This market centers on sales of pre-recorded video tapes which are sold at the retail level. The Company's customer base has become increasingly dominated by the companies which distribute these pre-recorded videos to the retail sell-through market, and management has positioned the Company to capitalize on this portion of the video industry.

     Operating profit did not match the increased sales, declining from approximately $514,000 (6.5% of net sales) to $446,000 (5.1% of net sales) for the three months ended December 31, 1995 and 1996, respectively. A similar decline was experienced for the six months ended December 31, 1996. Operating profit for this period declined from approximately $805,000 (6.1% of net sales) in the previous year to $614,000 (3.9% of net sales). The decline in operating profit is due to increases in cost of goods sold and general and administrative expenses, particularly legal fees associated with the shareholder derivative lawsuit (approximately $100,000).

     Cost of goods sold, as a percentage of sales, increased to 80% for the six months ended December 31, 1996 as compared to 79% for the six months ended December 31, 1995. The increased cost of goods sold is directly attributable to increased usage of temporary labor and the cost of offloading excess production volumes to other duplicators. Use of these outside sources was unavoidable in order to complete customer orders that exceeded existing capacity at both facilities. The lack of sufficient capacity was due to unexpected delays in the installation of new capacity. Management has already taken the steps necessary to provide for the increase in sales volume by providing for new duplication and packaging equipment. In addition, increased consultant fees were incurred in the current period as hands-on outside experts were utilized to accelerate the implementation of expanded capacity and new management methods in the Indianapolis facility. Management recognizes that cost containment through efficiency gains and productivity improvements is essential to the Company's continued profitable growth and will continue to analyze and monitor the Company's performance in this area.

     Selling expenses increased in relative proportion to the increase in net sales for the three months ended December 31, 1996. As a percentage of net sales, selling expenses remained relatively consistent, decreasing from 4.2% to 4.1% for the six months ended December 31, 1995 and 1996, respectively.

     General and administrative expenses increased for the six months ended December 31, 1996 to approximately $1,188,000 (7.5% of net sales) as compared to approximately $844,000 (6.4%) for the corresponding period of the prior year. The increase in the percentage of net sales is attributable to salary increases and additional legal fees incurred in connection with the shareholder derivative lawsuit.

     The Company realized income from securities transactions of approximately $92,000 for the six months ended December 31, 1996 as compared to approximately $72,000 for the corresponding period of the prior year. The gains were from investment transactions associated with the Company's marketable securities portfolio. The Company invests funds in equity securities, mainly listed on the New York and American Stock Exchanges, and by policy, limits the amount of exposure in any one equity investment. Such investments are continually monitored to reduce the risk of any adverse stock market volatility. Cash not invested in securities is placed on account with brokerage firms, which is swept daily into a federally insured money market account, or placed on account with a federally insured national bank.

     Interest expense decreased sharply from approximately $380,000 to $212,000 for the six months ended December 31, 1995 and 1996, respectively and from approximately $204,000 to $103,000 for the three months ended December 31, 1995 and 1996, respectively. This decrease is due to decreased borrowings on the Company's line of credit.

     During June 1995, the Company's management decided to discontinue the operations of its TU subsidiary. Management believed that the cost of maintaining the TU subsidiary outweighed the benefits provided to the Company. The effect on net income of the operations of TU is segregated on the face of the income statement as discontinued operations, and totaled approximately $95,000 net of income taxes, for the six months ended December 31, 1995. Although all operations at TU have ceased, certain collection efforts are still conducted by the Company on behalf of TU. These efforts, along with debt forgiveness resulting from settlements with TU creditors, resulted in recoveries which is reflected in the income from discontinued operations for the six months ended December 31, 1995. Such efforts are still ongoing, but did not produce significant recoveries for the six months ended December 31, 1996.

Liquidity

     The Company utilized approximately $1,034,000 and $570,000 in cash from operating activities for the six months ended December 31, 1996 and 1995, respectively. The Company's operating cash position is due primarily to the large increase in accounts receivable which was partially offset by an increase in accounts payable and a decrease in the level of inventory.

     Accounts receivable increased approximately $3,288,000 from the balance at June 30, 1996. The increase is due to the corresponding increase in net sales for the current six month period. The Company's accounts receivable collection period (measuring how quickly, on average, the Company collects its accounts receivable) increased from approximately 61 days at June 30, 1996 to approximately 86 days at December, 1996. The increase is due to the significant amount of billings that occurred during the last quarter. These billings negatively affected the average days in collection by increasing the balance of accounts receivable at the end of the period. The Company continues to receive competitive pressures from its customers to grant longer payment terms. Management will continue to focus on this area to improve credit and collections efforts.

     Accounts payable increased approximately $445,000 for the six months ended December 31, 1996 as compared to a decrease of approximately $577,000 for the same period ended December 31, 1995. The increase in accounts payable in the current period is due primarily to the growth in sales volume that has dictated additional purchases. In addition, efforts to maintain a low outstanding balance on the revolving line of credit have contributed to the increase.

     Overall inventory levels declined by $511,000 from June 30, 1996 to December 31, 1996. The reduction is primarily due to the decrease in the amount of raw materials on hand. Management has been successful in its efforts to ensure that the least amount of operating cash is invested in inventory by insisting that shipments of raw materials are made on a just-in-time basis.
Inventory levels, particularly in the work-in-process and finished goods categories, will fluctuate somewhat depending on the size and number of video tape duplicating orders processed at any given time. Typically, the Company does not stock significant quantities of finished products, shipping orders immediately upon completion.

     Approximately $11,000 in net cash was used in investing activities for the six month period ended December 31, 1996 as compared to approximately $684,000 in cash provided by investing activities for the corresponding period of the prior year. The primary reason for this change in position is the increase in capital expenditures in the current period. See "--Capital Resources."

     The Company utilized its line of credit to provide approximately $1,084,000 for working capital needs during the six months ended December 31, 1996 and repaid approximately $189,000 in long-term debt. Management intends to selectively utilize its line of credit to fund working capital requirements when needed, and expects to reduce the amount outstanding on the line of credit as collections on accounts receivable are received.

     During the six month period ended December 31, 1996, the Company's cash needs were met primarily through operations. Long-term liquidity needs are anticipated to be met through sales growth and separate financing arrangements. Management anticipates that it will continue to meet most obligations as they come due, and no vendor/supplier problems are expected.

Capital Resources

     The Company invested approximately $945,000 in equipment and leasehold improvements for the six month period ended December 31, 1996. These larger capital outlays related primarily to expenditures for duplication, loading, packaging, and leasehold improvements at both the Company's Indianapolis and Ft. Lauderdale facilities. The Company recently announced the expansion and relocation of the entire Indianapolis facility into a new 172,000 square foot building. The Indianapolis plant is scheduled to open in June with an increased capacity of approximately 20% The new facility layout is designed to optimize process flow, to reduce product handling and to minimize the total cycle time of production from order entry to delivery. The Company anticipates that capital expenditures will exceed $2,000,000 in the next fiscal year, and intends to finance these expenditures through operations and through separate financing arrangements.

Fiscal Year 1996
----------------

     The Company's sales continued to grow with a 19% increase over the previous year. However, the Company experienced a decline in operating profits from approximately $811,000 to $428,000 for the years ended June 30, 1995 and 1996, respectively. Increased operating costs, primarily related to increased cost of goods sold, caused the lower operating results. These increased operating costs were partially offset by decreases in interest expense and income from the discontinued operations of Tapes Unlimited, Inc. ( TU").

     Overall growth in the Company's target markets and overall growth in demand for video tapes throughout the industry led to continued sales growth. Net sales increased approximately 19% from $20,894,000 to $24,807,000 for the years ended June 30, 1995 and 1996, respectively. Significant sales increases were experienced primarily in the Company's third and fourth fiscal quarters. This sales growth was due to the expansion of the Company's fulfillment services along with expanded orders from existing customers as the Company's reputation for providing quality products grew. As in the prior fiscal years, management's focus on the "retail-sell-through market" also contributed to the overall sales growth.

     The Company's sales to the retail-sell-through market focuses on sales of pre-recorded video tapes which are sold at the retail level. The Company's customer base has become increasingly dominated by the companies which distribute these pre-recorded videos to the retail-sell-through market, and through investment in high-speed equipment optimally suited to the production of extended play programming, management has positioned the Company to capitalize on this portion of the video industry. Fulfillment services utilize the Company's ability to prepare packages that include other promotional material and packaging, along with the video tape. After assembly, these packages are then sent to multiple consumer or retail destinations as stipulated by the Company's customers. Management hopes to increase sales in this market segment by continuing to reorganize the facilities and by building a reputation for quality and reliability in the industry.

     Operating profit did not keep pace with the increased sales, declining from approximately $811,000 (3.9% of net sales) to $428,000 (1.7% of net sales) for the years ended June 30, 1995 and 1996, respectively. The decline in operating profit was due to increases in cost of goods sold.

     Cost of goods sold as a percentage of sales increased to 82% for the year ended June 30, 1996 as compared to 77% for the year ended June 30, 1995. The increased cost of goods sold was related primarily to the sale of reworkable inventory in the fourth fiscal quarter. Management decided to sell an excess accumulation of reworkable inventory in order to provide needed warehouse space and improve operating cash flow in anticipation of peak season demand in the fall. In the past, sufficient profit margins had existed which supported the labor required to rework this product and restore it to its full, salable condition. This decision had a negative impact on operating profits (approximately 3%) since previous unit costs exceeded the resale market prices. In addition, pricing pressures in the market have continued to restrict profit margins. Management will continue to focus on cost containment, especially in labor and overhead costs, to ensure more efficiency is obtained and thereby reducing the cost per unit as sales volumes increase. Management is also continuously exploring alternative sources for its raw materials to reduce material costs.

     General and administrative expenses decreased slightly for the year ended June 30, 1996. As a percentage of net sales, these expenses decreased from approximately 9% to 7% for the year ended June 30, 1995 and 1996, respectively. This decrease was due primarily to the lack of a large provision for doubtful accounts as experienced in the previous year. In addition, management fees previously paid to Millennia were discontinued in December 1995. The significant decrease was partially offset in the year by substantial increases in legal and professional expenses and an increase in officers and management salaries. Legal fees were incurred in connection with the shareholder derivative lawsuit. See "Legal Proceedings". Other professional fees were incurred in connection with the upgrade of the Company's existing computer system.

     Selling expenses increased in direct proportion to the increase in net sales for the year ended June 30, 1996. As a percentage of net sales, selling costs remained consistent at approximately 4.9% for the years ended June 30, 1995 and 1996.

     Interest expense decreased from approximately $700,000 to $640,000 for the years ended June 30, 1995 and 1996, respectively. This decrease was due to repayments made on the Company's line of credit. The reduction was partially offset by margin interest paid in connection with the Company's marketable securities portfolio.

     The Company realized income from securities transactions of approximately $361,000 for the year ended June 30, 1996 as compared to approximately $513,000 for the year ended June 30, 1995. The gains were from investment transactions associated with the Company's marketable securities portfolio. At June 30, 1996 two equity investments accounted for approximately 67% of the total investments. Such investments are continually monitored to reduce the risk of any adverse stock market volatility.

Liquidity
---------

     The Company provided approximately $2,280,000 in cash from operating activities for the year ended June 30, 1996 as compared to approximately $109,000 in cash used by operating activities for the year ended June 30, 1995. The change in the Company's operating cash position was due primarily to the significant decrease in the level of inventory. In addition, net income of approximately $223,000 during the year ended June 30, 1996 contributed to cash as compared to the net loss generated in the year ended June 30, 1995 of approximately $282,000. Other items that affected cash from operating activities for the year ended June 30, 1996 were changes in accounts receivable, accounts payable and prepaid expenses.

     Overall inventory levels decreased approximately 29% from June 30, 1995 to June 30, 1996. The raw materials component of inventory dropped by 37% while the work-in-process and finished goods components remained relatively consistent. The large decrease in raw materials was due to the focus of management to ensure that the least amount of operating cash was invested in inventory by insisting that shipments of raw materials were made on a just-in-time basis and by minimizing the amount of raw materials purchased. In addition, during the fourth quarter of fiscal year 1996, management decided to sell off an excess accumulation of reworkable inventory in order to provide needed warehouse space and improve operating cash flow in anticipation of peak season demand in the fall. In the past, sufficient profit margins had existed which supported the labor required to rework this product and restore it to its full, salable condition. This decision had a negative impact on operating profits (approximately 3%) since previous unit costs exceeded the resale market prices.

     The decreased inventory level and the higher net sales contributed to an improved inventory turnover rate that increased from 5.2 times for the year ended June 30, 1995 to 5.9 times for the year ended June 30, 1996. Inventory levels, particularly in the work-in-process and finished goods categories, will fluctuate somewhat depending on the size and number of video tape duplicating orders processed at any given time. Typically, the Company does not stock significant quantities of finished products, shipping orders immediately upon completion.

     Accounts receivable decreased approximately $76,000 for the year ended June 30, 1996 as compared to an increase of approximately $891,000 for the year ended June 30, 1995. The Company's accounts receivable collection period (measuring how quickly, on average, the Company collects its accounts receivable) decreased from approximately 74 days at June 30, 1995 to approximately 61 days at June 30, 1996. The decrease is due primarily to the write-off of significant accounts in 1996 that were previously reserved in the year ended June 30, 1995. The above write-off, improved collection efforts, and the lack of any large delinquent accounts allowed the Company to decrease its allowance for doubtful accounts from approximately $1,065,000 to $414,000 as of June 30, 1995 and 1996, respectively. Despite the improved collection periods, the Company continued to receive competitive pressures from its customers to grant longer payment terms. Management will continue to monitor collections and outstanding accounts receivable to ensure timely collection.

     Accounts payable increased approximately $867,000 for the year ended June 30, 1996 as compared to an increase of approximately $404,000 for the year ended June 30, 1995. The increase was due primarily to the growth in sales volume that has dictated additional raw material, equipment and supply purchases. In addition, reductions in the outstanding balance on the revolving line of credit have contributed to the increase.

     Prepaid expenses and other current assets increased approximately $269,000 for the year ended June 30, 1996 as compared to an increase of approximately $314,000 for the year ended June 30, 1995. The increase is primarily related to income tax receivables based on anticipated refunds due to the Company's net taxable loss in the current year.

     Approximately $34,000 was provided by investing activities for the year ended June 30, 1996 as compared to the use of approximately $2,005,000 for the year ended June 30, 1995. The primary sources of funds were an approximate $188,000 decrease in loans receivable from affiliate companies and an approximate $1,120,000 decrease in the Company's marketable securities portfolio.

     The Company utilized approximately $2,215,000 to reduce its indebtedness on its credit line agreement during the year ended June 30, 1996 and repaid approximately $778,000 in long term debt. In addition, approximately $79,000 in cash was generated in 1996 from issuances of Common Stock in connection with bonuses and other employee compensation. On May 6, 1996 the Company generated $930,000 with the sale of 100,000 shares of Series A Convertible Preferred Stock in a private placement. The Series A Convertible Preferred Stock was convertible into the Company's Common Stock at a 20% discount to the market price at the date of conversion. All Series A Convertible Preferred Stock has been converted to Common Stock. See "Description of Securities--Preferred Stock."

     Management intends to selectively utilize its line of credit to fund capital expenditures and inventory purchases when needed, and expects to reduce the amount outstanding on the line of credit as collections on sales are received. During the year ended June 30, 1996, the Company's cash needs were met primarily through operations. Long-term liquidity needs are anticipated to be met through sales growth and separate financing arrangements. Management anticipates that it will continue to meet most obligations as they come due, and no vendor/supplier problems are expected.

Capital Resources
-----------------

     The Company invested approximately $1,388,000 in equipment and leasehold improvements for the year ended June 30, 1996. Expenditures during the year consisted primarily of the following: a high speed video duplication system at the Company's Ft. Lauderdale facility (subsequently relocated to the Indianapolis facility), and factory upgrades for all nine high-speed duplicators located in Indianapolis. These upgrade kits increased the output yield of the equipment by 45%. These expenditures were financed through operations and borrowings on the Company's line of credit.

     The Company plans to continue to expand its current operating facilities at both the Indianapolis and Ft. Lauderdale facilities in order to continue to meet the volume demands of its sales growth. The capital expansion has included the acquisition of 482 real-time duplicators in the Ft. Lauderdale facility and the purchase of additional tape loading and high-speed automatic packaging equipment is planned.

     On November 6, 1996 the Company signed a new credit agreement with Bank One, N.A. ( Bank") which replaced the existing facility with NBD Bank. The financing consists of a revolving line of credit, term loans and a long term lease agreement. Under the revolving line of credit, borrowings can be made up to $5,000,000 based upon collateral values as determined under the agreement. The term loans consist of a $1,800,000 secured term loan and a capital expenditure term loan facility for up to $1,950,000, based upon 80% of the acquisition costs of new machinery and equipment. The long term lease agreement is collateralized with new equipment in excess of $700,000 in value. All borrowings are collateralized by accounts receivable, inventory and equipment. The facility has a two year term and includes interest rates at .25% and .50% above the Bank's base rate (closely related to the Bank's prime interest rate).

Other Items
-----------

     The costs of the Company's products are subject to inflationary pressures and commodity price fluctuations. In addition, the Company from time to time experiences increases in cost of materials and labor, as well as other manufacturing and operating expenses. The Company's ability to pass along such increased costs through increased prices has been difficult due to competitive pressures. The Company attempts to minimize the effects of inflation on its operations by controlling these costs.

     The  Company's  sales  levels  generally  follow  the   retail-sell-through
markets, which typically peak in the fall and early winter months as retail demand and holiday orders are met. The Company has attempted to mitigate this seasonality by increasing sales efforts to lower volume, but higher margin, customers such as those involved with corporate comunication duplication and the video rental market. Finally, management intends to focus its marketing efforts toward the direct marketing industry to help mitigate the seasonality of the retail-sell-through markets. Even by utilizing these techniques, sales levels are still expected to be lower in the spring and summer months.

     Statement of Financial Accounting Standards ( SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," is effective for fiscal years beginning after December 15, 1995. This statement requires that long lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The effect of this pronouncement is not expected to have a material impact on the financial position and results of operations of the Company.

     Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation" is effective for transactions entered into in fiscal years that begin after December 15, 1995. This pronouncement established financial accounting and reporting standards for stock-based employee compensation plans. It encourages, but does not require companies to recognize expense for grants of stock, stock options and other equity instruments to employees based on fair value accounting rules. Companies that choose not to adopt the new fair value accounting rules will be required to disclose pro forma net income and earnings per share under the new method. The Company anticipates adopting the disclosure provisions of SFAS No. 123, however, the effect of adopting this pronouncement is not expected to have a material effect on the financial position and results of operations of the Company.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share (FAS 128). FAS 128 specifies new standards designed to improve the EPS information provided in financial statements by simplifying the existing computational guidelines, revising the disclosure requirements, and increasing the comparability of EPS data on an international basis. Some of the changes made to simplify the EPS computations include: (a) eliminating the presentation of primary EPS and replacing it with basic EPS, with the principal difference being that common stock equivalents are not considered in computing basic EPS, (b) eliminating the modified treasury stock method and the three percent materiality provision, and
(c) revising the contingent share provisions and the supplemental EPS data requirements. FAS 128 also makes a number of changes to existing disclosure requirements. FAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. The Company has not yet determined the ipact of the implementation of FAS 128.


                                    BUSINESS

General
-------

     DCT incorporated in the State of Delaware on November 12, 1987. The address of the Company's principal executive office is 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 and its telephone number is (972) 248-1922.

Products
--------

     The Company is an integrated video communications company which offers video tape duplication and satellite communications services. The Company duplicates a variety of video cassettes, including full-length movies, training, music, promotional, sports and educational programs. The Company offers its reproduction services to entertainment companies and a wide range of industrial customers, including advertising agencies, direct selling organizations and educational groups throughout the United States, Canada and Latin America. The Company's satellite operation consists of one mobile KU band unit which is capable of transmitting live or pre-recorded programming from any location to commercial satellites. The Company's satellite customers include local, network and cable television operators, primarily in the Southeastern United States. The Company expects to acquire digital "flyaway" (transportable) uplink equipment before June 30, 1997, which will allow it to compete for uplink contracts anywhere in the U.S. or internationally.

Customers
---------

     During the year ended June 30, 1996, the Company's largest customer, Madacy Entertainment Group, accounted for approximately 17.6% of its sales. During the year ended June 30, 1995, two of the Company's largest customers, Madacy Entertainment Group and Atlantic Recording Corporation, accounted for 16.3% and 12% respectively, of its sales.

Raw Materials and Manufacturing
-------------------------------

     The Company purchases bulk quantities of videotape ( pancake") and empty video cassettes ( shells") for its reproduction business from several manufacturers at market prices in the United States and the Pacific Rim. The videotape and video cassettes are readily available on the open market. The majority of the Company's video duplication equipment is manufactured by several major manufacturers in Japan and purchased from domestic distributors. The equipment utilized in the Company's satellite broadcasting business includes one KU band broadcasting truck, cameras, generators, telephonic equipment and transmitters.

     The Company purchases its materials and equipment from several major manufacturers and believes that the loss of any of its suppliers or manufacturers would not have an adverse material effect on the Company's business, financial condition and results of operations.

Properties
----------

     The Company duplicates videotapes at two facilities, one located in Ft. Lauderdale, Florida and one located in Indianapolis, Indiana. The Ft. Lauderdale facility, which is made up of two adjacent buildings and covers a total of approximately 22,000 square feet, is a real-time duplication facility with the capacity to duplicate an average of approximately 15,000 videos per day. The current Indianapolis facility, which covers approximately 65,000 square feet in adjacent buildings, is an automated, state of the art, high-speed duplication facility with the capacity to duplicate 100,000 videos per day. The Company recently announced plans to relocate and expand its Indianapolis facility into a new 172,000 square foot building. The Indianapolis plant is scheduled to open in June 1997 with an increased capacity of approximately 20%. The new facility layout is designed to optimize process flow, to reduce product handling and to minimize the total cycle time of productions from order entry to delivery.

Competition
-----------
     The Company's industry is highly competitive. There are other commercial video duplicating and satellite broadcasting companies which compete with the Company and have greater financial resources and sales volume than the Company. The Company depends upon its ability to provide quality services at competitive prices to its customers in order to be competitive.

Employees
---------

     As of  March  31,  1997,  the  Company  had a total  of  approximately  175 employees. None of the employees are represented by a labor union, and the Company believes that it has good relations with its employees.

                                                  DESCRIPTION OF PROPERTY

         Set forth below is certain information with respect to the Company's principal properties. The Company believes that all of these properties are adequately insured, in good condition and suitable for the uses described below.

                                                      Approximate Sum         Owned/
      Location                   Primary Use           (Square Feet)          Leased        Lease Expiration Date
-----------------------      ----------------------   ----------------       ----------     ----------------------
Ft. Lauderdale, Florida      Duplication & Office         10.000              Leased             August  2000
Ft. Lauderdale, Florida      Warehouse                    12,000               Owned (1)
Indianapolis, Indiana        Duplication & Warehouse      65,000              Leased (2)           May 1997
Indianapolis, Indiana        Duplication & Warehouse     172,000              Leased (2)           May 2007


     (1) The Company purchased this facility on March 31, 1992 for a purchase price of $398,000.

     (2) In association with the Company's relocation and expansion, the Company has terminated its existing lease agreement effective May 31, 1997 and is moving to a new, larger facility effective June 1, 1997. The new ten year lease agreement was signed with the existing landlord and no early termination penalties were incurred on the existing lease.

                                LEGAL PROCEEDINGS

     The Company may from time to time be party to various legal actions arising during the ordinary course of its business. In addition, the Company is currently involved in the following litigation:

     On March 4, 1996, Richard Abrons, allegedly on behalf of the Company, and Adrian Jacoby, allegedly on behalf of an affiliate company, Millennia, Inc., formerly known as S.O.I. Industries, Inc. ( Millennia"), brought a purported shareholder derivative lawsuit against the Company's board of directors - Kevin
B. Halter, Kevin B. Halter, Jr., Gary C. Evans and James Smith - as well as Halter Capital Corporation and Securities Transfer Corporation. In addition, the Company and Millennia have been joined as nominal defendants." In the lawsuit, the plaintiffs have alleged breaches of fiduciary duty, fraud, and violations of state securities laws. The plaintiffs seek unspecified actual and exemplary damages, a constructive trust against the assets of the defendants and an accounting of the affairs of the defendants with respect to their dealings with the Company and Millennia. In addition, the plaintiffs have requested a temporary injunction and the appointment of a receiver for the Company and Millennia. The plaintiffs have brought this lawsuit allegedly due to the wrongs that the plaintiffs claim were done to the Company and Millennia by the individual defendants and their affiliated companies. If any damages are ultimately awarded to the plaintiffs, those damages will be on behalf of, and for the benefit of, the Company and all of its shareholders. If they are successful, the plaintiffs may recover certain attorney's fees and costs. This case is entitled Richard Abrons et al v. Kevin B. Halter et al, Cause no. 96-02169-G, in the 134th Judicial District, Dallas County, Texas. Even though the Company is a nominal defendant in the lawsuit, the Plaintiffs have not sought to recover any damages against the Company. In this type of lawsuit, the Company is joined as a procedural matter to make it a party to the lawsuit.

     All of the defendants have answered and denied the allegations contained in the plaintiffs' Petition. A certain amount of discovery has been conducted by both plaintiffs and defendants. All of the defendants deny all of the material allegations and claims in the Petition, dispute the plaintiffs' contention that it is a proper shareholder derivative action, deny that the plaintiffs have the right to pursue this lawsuit on behalf of the Company and Millennia and are vigorously defending the lawsuit. In addition, the defendants have filed counterclaims against the plaintiffs and third party actions against Blake Beckham, Attorney at Law, Beckham & Thomas, L.L.P., Sanford Whitman, the former CFO of the Company and Jack D. Brown Jr., the former President of the Company, seeking damages in excess of $50 million. In its counterclaim, the Company has asserted that the filing of this lawsuit and the temporary restraining order the plaintiffs caused to be issued in the case resulted in damages to the Company. However, the Company does not believe that the lawsuit will have any further material impact on the operations or financial condition of the Company. Discovery is continuing and the matter has not been set for trial.

     In February 1996, Convention Tapes International, Inc., a Florida corporation, filed a civil action in the Circuit Court of the 11th Judicial Circuit for Dade County, Florida, against Tapes Unlimited, Inc. and MagneTech Corporation for damages "in excess of $50,000" allegedly resulting from breach of contract and warranty, and fraudulent inducement and/or negligent misrepresentation on the part of Tapes Unlimited. MagneTech Corporation is the previous name of the Company, and Tapes Unlimited was an Orlando, Florida subsidiary of the Company from March 1994 until Tapes Unlimited was dissolved in October 1995. Tapes Unlimited ceased operations in June 1995. MagneTech Corporation is a named defendant against whom plaintiff asserts vicarious or successor liability for its alleged damages, claiming that Tapes Unlimited was the "alter ego" or "mere instrumentality" of MagneTech.

     Upon motion of the defendants, in July 1996 the civil action was transferred to the Circuit Court in Orange County, Florida, Case No. CI96-5851.

     As best the Company has been able to determine, in February 1995 Tapes Unlimited duplicated certain videotapes for plaintiff from videotape masters provided by plaintiff. Plaintiff alleges that the duplicates delivered by Tapes Unlimited contained, in part, extraneous and pornographic material which casused plaintiff to lose the business of a certain account, as well as the prospective business of other, unspecified persons. The plaintiff has since ceased doing business.

     The Company currently has pending a motion to dismiss the matter and, therefore, has not filed a substantive response to plaintiff's complaint. Minimal discovery and some settlement discussions occurred in summer of 1996. Until the court rules on the Company's motion to dismiss, it is uncertain whether the Company must even defend the action. Even assuming that the motion to dismiss is denied, the validity or depth of the claim is unknown to the Company. Similarly, the probability of judgment, if any, and the potential range of monetary award thereon, cannot be evaluated until substantive, formal discovery is undertaken. Meanwhile, the Company intends to vigorously defend this matter, procedurally and substantively.

     The Company does not believe that it is currently involved in any pending actions that will have a material adverse effect on its business, financial condition and results of operations.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information about the executive officers and directors of the Company.


    Name                 Age                   Position
    ----                 ---                   --------

Hugh C. Coppen           53      President and Chief Executive Officer, Director
Kevin B. Halter          61      Chairman of the Board of Directors
Douglas L. Miller        31      Vice President and Chief Financial Officer
Robert A. Byrne, Jr.     36      Vice President/Operations
Kevin B. Halter, Jr.     37      Vice President, Secretary and Director
Gary C. Evans            39      Director
James Smith              60      Director
Don R. Benton            66      Director

Set forth below is a description of the backgrounds of the executive officers and directors of the Company.

     Hugh C. Coppen has served as President and Chief Executive Officer of the Company since May 1996. In July 1996, Mr. Coppen was named as a Director of the Company. Mr. Coppen has been in management in the video duplication business for eight years. From 1988 to 1992, he served as the President of VTR Video, then the leading video duplicator in Canada. From 1992 to 1993 , Mr. Coppen served as the UK President and later Management Consultant to West Coast Video Duplicating, the third largest video duplicator in the world. In 1994, Mr. Coppen co-founded Quality Works Inc., a management consulting practice which specialized in the implementation of Total Quality Management principles and practices into manufacturing and service companies, including video duplication companies. Most recently, Mr. Coppen has served as Vice President of
Manufacturing for Allied Digital Technologies, one of the largest video duplicators in the United States.

     Kevin B. Halter has served as Chairman of the Board of DCT since June 28, 1994 and as Vice Chairman of the Board of DCT from February 1994 to June 1994. Mr. Halter served as Chief Executive Officer of DCT from June 1994 to May 1996. Mr. Halter has served as President, Chief Executive Officer and Chairman of the Board of Millennia since June 28, 1994. Mr. Halter also served as Vice Chairman of the Board of Millennia from January 1994 to June 28, 1994. Mr. Halter also served as Chairman of the Board of Directors of American Quality Manufacturing ("AQM") Corporation until September 1996. In addition, Mr. Halter has served as Chairman of the Board and Chief Executive Officer of Halter Capital Corporation ("HCC"), a privately-held investment and consulting company, since 1987. From 1987 until October 1992, Mr. Halter was a director and officer of Halter Venture Corporation, a publicly-held company then based in Dallas, Texas. Mr. Halter is the father of Kevin B. Halter, Jr.

     Douglas L. Miller has served as Vice President and Chief Financial Officer of the Company since February 1996. From 1991 to January 1996, Mr. Miller served as the Controller of Independent National Distributors, Inc., a national music distribution subsidiary of Alliance Entertainment Corporation, a publicly-held company listed on the New York Stock Exchange. Prior to that, Mr. Miller served with KPMG Peat Marwick. Mr. Miller is a licensed CPA.

     Robert A. Byrne, Jr. has served as general manager of the Indianapolis facility since 1993 and was promoted to Vice President in April 1996 with responsibilities for the overall production at both of the Company's facilities. Prior to joining the Company, Mr. Byrne was the Director of Operations for West Coast Video Duplicating from 1988 to 1993. Mr. Byrne also served as the Operations Manager for High Speed Video Duplicating from 1986 to 1988.

     Kevin B. Halter, Jr. has served as Vice President, Secretary and director of the Company since January 1994. Mr. Halter has also served as Secretary, Treasurer and director of Millennia since February 1994, and of AQM from February 1994 until September 1996. Mr. Halter is also the President of Securities Transfer Corporation, a registered stock transfer company, a position he has held since 1987. Mr. Halter is also Vice President and Secretary of HCC. Mr. Halter is the son of Kevin B. Halter.

     Gary C. Evans has served as a director of the Company since March 1995. Mr. Evans has served as President and Chief Executive Officer of Magnum Hunter Resources, Inc., a publicly-held company listed on the American Stock Exchange, since July of 1995. Mr. Evans has served as Chairman of the Board, President and Chief Executive Officer of Hunter Resources, Inc. (formerly Intramerican Corporation) since September 1992, prior to it being acquired by Magnum Hunter Resources, Inc. Mr. Evans also served as President, Chief Operating Officer and director of Hunter Resources, Inc. from December 1990 to September 1992. Mr. Evans was President and Chief Executive Officer of Sunbelt Energy, Inc. (the predecessor to Hunter Resources, Inc.) and its subsidiaries from 1985 to December 1990. Mr. Evans is President and Chief Executive Officer of Gruy Petroleum Management Co., Magnum Hunter Production, Inc. and Hunter Gas Gathering, Inc., wholly-owned subsidiaries of Magnum Hunter Resources, Inc. Mr. Evans was Vice President and Manager of the Southwestern region of the Energy division of Mercantile Bank of Canada for four years prior to forming Sunbelt Energy, Inc.

     James Smith has served as a director of the Company since March 1995. Mr. Smith has served as President of Pension Analysis Bureau, Inc., a consulting firm specializing in the administration of company retirement and profit sharing plans, since 1993. Mr. Smith also served as Vice President of Pension Analysis Bureau, Inc. from 1988 to 1992.

     Don R. Benton has served as a director of the Company since October 1996. Dr. Benton has served as a director and President of the Dallas Texas based The Kindness Foundation since 1995. Dr. Benton also has served as a director and President of Arrowhead Ranch Corporation since 1978 and, since 1975, as a director of American Diversified Industries and Fagin Resources, Inc.

     All directors of the Company hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Executive officers are elected by the Company's Board of Directors to hold office until their respective successors are elected and qualified.

     The Company's Bylaws provide that directors may be paid their expenses, if any, and may be paid a fixed sum for attendance of each Board of Directors meeting.

Committees of the Board of Directors
------------------------------------

     The Board of Directors has two committees, an Audit Committee and a Compensation Committee, each composed of at least two independent directors. The Audit Committee, composed of Kevin B. Halter, Gary C. Evans and James Smith, recommends the annual appointment of the Company's auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principals used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control procedures. The Compensation Committee, composed of Kevin B. Halter, Gary C. Evans and James Smith, administers the Company's 1990 Employees' Stock Option Plan and makes recommendations to the Board of Directors regarding compensation for the Company's executive officers.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation paid by the Company to its Presidents and Chairman for the fiscal years ended June 30, 1996, 1995, and 1994. None of the Company's other executive officers and directors received cash or non-cash compensation in excess of $100,000 for the fiscal year ended June 30, 1996.

                                                                                          Long Term
                                                                                         Compensation
                                                                                         ------------
                                          Annual                                           Awards                     Payout
-----------------------------------------------------------------------------------------------------------------------------------
    (a)                  (b)         (c)        (d)         (e)             (f)             (g)              (h)       (i)
                                                                          Restricted     Securities
Name and Prinicpal                                       Other Annual     Stock          underlying         LTIP     All Other
Position                Year       Salary($)   Bonus($)  Compensation     Award(s)($)    Options/SARs(#)  Payouts(S) Compensation($)
------------------------------------------------------------------------------------------------------------------------------------
Hugh C. Coppen
President & CEO (1)     1996      $  19,230          -             -             -              -               -             -
                        1995             -           -             -             -              -               -             -
                        1994             -           -             -             -              -               -             -
Jack D. Brown, Jr.
President (2)           1996      $  67,019     $20,946            -             -              -               -       $17,981
                        1995      $  85,000          -             -             -              -               -             -
                        1994      $  64,667     $50,000       $15,217            -              -               -             -
Kevin B. Halter
Chairman                1996      $ 114,538          -             -             -              -               -             -
                        1995      $  72,000          -             -             -              -               -             -
                        1994      $       0          -             -             -              -               -             -


     (1) Mr. Coppen was named President and CEO of the Company on May 6, 1996. The salary listed reflects earnings from that date to the year ended June 30, 1996.

     (2) Mr. Brown's employment was terminated April 12, 1996. The salary and bonus listed reflects earnings from July 1, 1995 to that date. The all other compensation" represents the partial accrual of a six month severance package provided to Mr. Brown upon his termination. These severance payments were accrued weekly in amounts equal to his salary at the termination date.

                                Individual Grants
                                -----------------
     (a)                (b)                     (c)                    (d)                 (e)
                     Number of             % of Total
                     Securities           Options/SAR's
                 Underlying Options/  Granted to Employees In     Exercise or      Expiration on
     Name         SAR's Granted (#)          Fiscal Year       Base Price ($/Sh)       Date
-------------------------------------------------------------------------------------------------
Hugh C. Coppen(1)    100,000                     23%              $2.00/Share    January 12, 2001
Kevin B. Halter       65,000                     15%              $1.31/Share    July 1, 2002

     (1) The Company granted Mr. Coppen options to purchase up to 100,000 shares of the Company's Common Stock. The stock options are exercisable for a period of five years and become vested and exercisable based upon the Company's pre-tax operating profits for the year ending June 30, 1997. The vesting schedule ranges from 100% of the stock options if certain goals are met, to a minimum of 50%, regardless of the Company's pre-tax operating profits.

     In 1990 and 1993, the Company granted the former President, Jack D. Brown, Jr., options to purchase up to 100,000 shares of Common Stock, 50,000 shares in each grant. The stock options were fully vested upon grant. The stock options granted in 1990 were exercised in 1995 at an exercise price of $1.50 per share, and the stock options granted in 1993 were exercised in 1996 at an exercise price of $1.00 per share.

    (a)                 (b)                 (c)                   (d)                            (e)
                                                           Number of Securities           Value of Unexercised
                                                           Underlying Unexercised         In-the-Money Options/
                Shares Acquired on                         Options/SARs at FY-End         SARs at FY-End ($)
    Name             Exercise (#)     Value Realized($)    (#) Exercisable/Unexercisable  Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------------------------
Jack D. Brown, Jr.     50,000              $78,000                      -0-/-0-                    -0-/-0-



Employment Agreements
---------------------

     The Company has employment agreements with Hugh C. Coppen and Kevin B. Halter.

     The agreement with Mr. Coppen is for a term of three years commencing May 6, 1996 and provides for a salary of $125,000 per annum. In addition, Mr. Coppen receives the same benefits as other employees of the Company and reimbursement for expenses incurred on behalf of the Company. The employment agreement also contains, among other things, covenants by Mr. Coppen that in the event of termination for cause, he will not associate with a business that competes with the Company for a period of one year after cessation of employment. The employment agreement also provides for an annual bonus not to exceed 5% of the net operating profits before taxes and before any income/loss arising from investments or extraordinary items.

     The agreement with Mr. Halter is for a term of three years and expires on December 31, 1998. The agreement provides a salary of $175,000 per annum. In addition, Mr. Halter receives the same benefits as other employees of the Company and reimbursement for expenses incurred on behalf of the Company. The employment agreement also contains, among other things, covenants by Mr. Halter that in the event of termination for cause, he will not associate with a business that competes with the Company for a period of one year after cessation of employment.

1990 Employees' Stock Option Plan
---------------------------------

     On January 25, 1990, the Company's Board of Directors adopted the 1990 Employees' Stock Option Plan (the "Plan").

     The administration of the Plan rests with the Board's Compensation Committee (the "Committee"). Subject to the express provisions of the Plan and the Board of Directors, the Committee shall have complete authority in its discretion to determine those employees to whom, and the price at which options shall be granted, the option periods and the number of shares of Common Stock to be subject to each option. The Committee shall also have the authority in its discretion to prescribe the time or times at which the options may be exercised and limitations upon the exercise of options (including limitations effective upon the death or termination of employment of the optionee), and the restrictions, if any, to be imposed upon the transferability of shares acquired upon exercise of options. In making such determinations, the Committee may take into account the nature of the services rendered by respective employees, their present and potential contributions to the success of the Company or its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant.

     An option may be granted under the Plan only to an employee of the Company or its subsidiaries. The Plan made available for option 500,000 shares (as adjusted for splits) of Common Stock.

     The term of each option granted under the Plan will be for such period not exceeding five years as the Committee shall determine. Each option granted under the Plan will be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the option agreement evidencing such option. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the extent, if any, and the conditions under which an option may be exercised in the event of the death of the optionee or in the event the optionee leaves the employ of the Company or has his employment terminated by the Company. The purchase price for shares of Common Stock under each option shall be determined by the Committee at the time of the option's issuance and may be less than the fair market value of such shares on the date on which the options are granted. The agreements evidencing the grant of options may contain other terms and conditions, consistent with the Plan, that the Committee may approve.

Incentive Stock Options
------------------------

     On April 2, 1996, the Company entered into agreements with three management employees whereby the Company will issue to such employees a number of incentive stock options based upon the Company's income before taxes for the year ending June 30, 1997. The total number of options to be issued under the agreements range, collectively, from 125,000 to 250,000. These options will vest as of June 30, 1997 and will be exercisable for a period of five years. Each of these incentive stock options will entitle the holder to puchase one share of Common Stock at an exercise price of $2.00. The three employees are Hugh C. Coppen, Robert A. Byrne, Jr. and Jim Weinberg (now an employee of an affiliate of the Company) and the range of number of incentives stock options that each may receive is 50,000 to 100,000, 25,000 to 50,000 and 50,000 to 100,000,
respectively.

Employee Stock Ownership Plan
-----------------------------

     While an affiliate of S.O.I. Industries, Inc., now known as Millennia, Inc. ("Millennia"), the Company participated in the Millennia Employee Stock Ownership Plan ("ESOP"). The ESOP provided retirement benefits to substantially all employees. The ESOP was a qualified employee benefit plan exempt from taxation under the Internal Revenue Code of 1986, as amended. There were 90,291 shares of Millennia common stock in the ESOP.

     Effective July 1, 1996, the Board of Directors of Millennia voted to terminate the ESOP. The ESOP stock (that is, Millennia common stock) will therefore be distributed to employees of the Company who were eligible to participate in the ESOP after a final allocation and accounting of the ESOP is completed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 1997 with regard to the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of its outstanding Common Stock, (ii) the officers, directors and key employees of the Company individually and (iii) the officers and directors as a group.


Name and Address                 Number of Shares     Percent of Class
of Beneficial Owner             Beneficially Owned
----------------------------------------------------------------------
Halter Capital Corporation         1,855,646               25%
P.O. Box 701629
Dallas, Texas  75370

Millennia, Inc.                    1,079,662               15%
16910 Dallas Parkway,
Suite 100
Dallas, Texas  75248

Hugh C. Coppen                        12,000                *

Kevin B. Halter                    1,994,446(1)            27%

Kevin B. Halter, Jr.               1,920,646(1)            26%

Gary C. Evans                        164,376                2%

James Smith                              236                *

Don R. Benton                          4,300                *

Douglas L. Miller                     50,000(2)             *

Robert A. Byrne, Jr.                  15,000(2)             *

All Directors and Officers
as a group (7 persons)             2,305,358(2)            32%

     (1) Kevin B. Halter and Kevin B. Halter, Jr. serve as directors and officers of Halter Capital Corporation ( HCC"), and as a result may be deemed to be the beneficial owners of the 1,855,646 shares of Common Stock owned by HCC. However, pursuant to Rule 16a-3 promulgated under the Exchange Act, they expressly disclaim that they are the beneficial owners, for purposes of Section 16 of the Exchange Act, of any such stock, other than those shares in which they have an economic interest. In addition, the total number of shares includes 65,000 shares for which both Kevin B. Halter and Kevin B. Halter, Jr. have the right to acquire from stock options previously granted pursuant to the 1990 Employees' Stock Option Plan. These options are fully vested and are exercisable within the next 60 days.

     (2) The number of shares includes shares for which the directors and officers have the right to acquire from stock options previously granted pursuant to the 1990 Employees' Stock Option Plan. These options are fully vested and are exercisable within the next 60 days.

     *    Less than 1%.

     The above table does not include shares which may be acquired pursuant to incentive stock options which may be granted to Mr. Hugh C. Coppen and Mr. Robert A. Byrne, Jr. on or about June 30, 1997. See "Executive Compensation--Incentive Stock Options."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No transactions have occurred during the last two years, or proposed transactions, to which the Company was or is to be a party, in which any related party had or is to have a direct or indirect material interest.

                                  LEGAL MATTERS

     Legal matters in connection with the Warrants and the underlying shares of Common Stock being offered hereby will be passed on for the Company by Rudolph
L. Ennis, General Counsel of the Company.

                                     EXPERTS

     The consolidated financial statements of the Company for the years ended June 30, 1996 and 1995 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., certified public accountants, Miami, Florida, as stated in their report appearing herein, and are included in reliance on their report given on the authority of that firm as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Article XI of the Company's Certificate of Incorporation limits, to the fullest extent permitted by the Delaware General Corporation Law, the personal liability of the Company's incorporator, directors, officers, employees and agents to the Company, its stockholders and others for monetary damages or breach of fiduciary duty. Section 145 of the Delaware General Corporation Law enables a corporation to eliminate or limit personal liability of members of its board of directors for violations of their fiduciary duty of care. However, Delaware law does not permit the elimination of a director's liability for engaging in intentional misconduct or fraud, knowingly violating a law, for any transaction from which the director derived an improper personal benefit or for unlawfully paying a distribution. The Delaware statute has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

     Article XI of the Company's Certificate of Incorporation requires indemnification of the Company's directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law for claims against them in their official capacities, including stockholders' derivative actions.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions of Article XI of the Company's Certificate of Incorporation and the Delaware General Corporation Law, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                          INDEX TO FINANCIAL STATEMENTS

Consolidated   Financial   Statements  of  Digital   Communications   Technology
--------------------------------------------------------------------------------
Corporation ( Audited)
----------------------

Report of Coopers & Lybrand, L.L.P.                                        F-1

Balance Sheet as of June 30, 1996                                          F-2

Statement of Operations for the Years Ended June 30, 1996 and 1995         F-3

Statement of Shareholders' Equity for Years Ended June 30, 1996 and 1995   F-4

Statement of Cash Flows for the Years Ended June 30, 1996 and 1995         F-5

Notes to Financial Statements                                              F-7


Interim Consolidated Financial Statements of Digital  Communications  Technology
--------------------------------------------------------------------------------
Corporation (Unaudited)
-----------------------

Balance Sheets as of December 31, 1996 and June 30, 1996                   F-19

Statements of Income for the Six Months Ended December 31, 1996 and 1995   F-20

Statements of Cash Flows for the Six Months Ended December 31, 1996 and
  1995                                                                     F-21

Notes to Financial Statements                                              F-22

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Directors of
Digital Communications Technology Corporation
Dallas, Texas:


We have audited the accompanying consolidated balance sheet of Digital Communications Technology Corporation and Subsidiaries as of June 30, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended June 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Digital Communications Technology Corporation and Subsidiaries as of June 30, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.




/s/ COOPERS & LYBRAND L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.
Miami, Florida
August 23, 1996

DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheet
June 30, 1996

 ASSETS
                                                                                     1996
Current assets:
  Cash and cash equivalents                                                      $   615,037
  Marketable securities                                                            1,900,050
  Accounts receivable, net of allowance for doubtful accounts of $414,000          3,719,265
  Inventories                                                                      2,862,911

  Prepaid expenses and other current assets                                          614,210
                                                                                  ----------
          Total current assets                                                     9,711,473

  Property, plant and equipment, net                                               5,469,304
  Other assets                                                                        81,343
  Loans receivable, related parties                                                  413,369
                                                                                  ----------
                                                                                 $15,675,489

                                    LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Revolving line of credit                                                       $ 1,625,325
  Current portion of long-term debt                                                  935,127
  Accounts payable                                                                 3,032,236
  Accrued liabilities                                                                362,520
                                                                                  ----------
           Total current liabilities                                               5,955,208

Long-term debt, less current portion                                               1,666,063

Deferred tax liability                                                               157,216

Commitments (Notes 8 and 14)

Shareholders' Equity:
  Series A  convertible  preferred  stock,  10,000,000  shares of
    $.0001 par value per share authorized;  100,000 shares issued and
    outstanding, 1,000,000 liquidation preference                                         10
  Common  stock,  25,000,000  shares of $.0002  par value per share
    authorized; 6,332,116 shares issued, 6,125,162 shares outstanding                  1,266

  Additional paid-in capital                                                       8,479,318

  Retained earnings                                                                1,030,152

  Investment in S.O.I. Industries, Inc.                                           (1,084,983)

  Net unrealized holding loss on securities                                         (528,761)
                                                                                  ----------
            Total shareholders' equity                                             7,897,002
                                                                                  ----------
                                                                                 $15,675,489
                                                                                  ==========

The accompanying notes are an integral part of these financial statements

DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
for the years ended June 30, 1996 and 1995

                                                                       1996            1995

Net sales                                                          $24,807,244      $20,894,025
                                                                    ----------       ----------
Costs and expenses:
  Cost of goods sold (exclusive of depreciation)                     0,272,614       16,094,788
     Selling expenses                                                1,215,082        1,040,280
     General and administrative expenses                             1,733,482         1,93,171
     Depreciation and amortization                                   1,157,917        1,154,880
                                                                    ----------       ----------
Total costs and expenses                                            24,379,095       20,083,119
                                                                    ----------       ----------
Operating income                                                       428,149          810,906

Interest expense                                                      (639,517)        (700,251)
Realized gain on sales of marketable securities                        360,512          512,971
Other income                                                            51,166          142,208

Income from continuing operations before provision for
         income taxes                                                  200,310          765,834
Provision for income taxes                                             109,003          283,167
                                                                    ----------       ----------
Income from continuing operations                                       91,307          482,667

Discontinued operations (Note 16):

     Income (loss) from discontinued operations, net of related
         income taxes                                                  131,737         (321,140)
     Loss on disposal of discontinued operations, net of related
         income taxes                                                        0         (443,400)
                                                                    ----------       ----------
Net Income (loss)                                                  $   223,044    $    (281,873)

Weighted average shares of common stock outstanding                  5,553,415        5,264,773
                                                                    ==========     ============
Net income (loss) per common share:
     Income from continuing operations                             $      0.02    $        0.09
     Income (loss) from discontinued operations                           0.02            (0.06)
     Loss on disposal of discontinued operations                             0            (0.08)
                                                                     ---------     ------------
Net income (loss) per common share                                 $      0.04    $       (0.05)
                                                                    ==========     ============



The accompanying notes are an integral part of these financial statements

DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Shareholders' Equity for the years ended June 30, 1996 and 1995

                                Preferred Stock     Common Stock      Additional    Investment   Net              Unrealized
                                ---------------     -----------
                                                           Paid-In    Retained      in S.O. I.   Holding Loss
                               Shares     Amount  Shares    Amount    Capital       Earnings     Industries,Inc.  on Securities
                               ------     ------  ------   -------    ---------     -----------  ----------------  -------------
Balance,  June 30,1994,
  as restated                     0      $   0   5,790,557   $ 1,158  $6,297,697    $2,315,369   $  (1,170,787)     $   (517,238)
Purchase of S.O.I.
  Industries, Inc. shares         0          0           0         0           0             0         (27,371)                0

Excess over book value of
   amounts paid for shares of
   S.O.I. Industries, Inc.        0          0           0         0           0      (322,629)              0                 0

Exercise of options               0          0     142,705        28     179,377             0               0                 0

Shares issued                     0          0      27,926         6      89,988             0               0                 0

Net depreciation of securities    0          0           0         0           0             0               0           (96,751)

Net loss                          0          0           0         0           0      (281,873)              0                 0
                             ------     ------   ---------   -------   ---------     ---------      ----------        ----------
Balance, June 30, 1995            0      $   0   5,961,188   $ 1,192  $6,567,062    $1,710,867      (1,198,158)      $  (613,989)

Exercise of option                0          0      57,500        12      60,613             0               0                 0

5% Stock dividend                 0          0     301,253        60     903,699      (903,759)              0                 0

Sale of preferred stock     100,000         10           0         0     929,990             0               0                 0

Shares Issue                      0          0      12,175         2      17,954             0               0                 0

Sale of S.O.I.
  Industries, Inc.shares          0          0           0         0           0             0         113,175                 0

Net appreciation of
   securities                     0          0           0         0           0             0               0            85,228

Net income                        0          0           0         0           0       223,044               0                 0
                            -------     ------   ---------    ------  ----------     ---------      ----------         ---------
Balance, June 30, 1996      100,000     $   10   6,332,116   $ 1,266 $ 8,479,318    $1,030,152     $(1,084,983)       $ (528,761)
                            =======     ======   =========    ======  ==========     =========      ==========         =========


The accompanying notes are an integral part of these financial statements

DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
for the years ended June 30, 1996 and 1995

                                                                                 1996                    1995

Cash flows from operating activities:
     Net income (loss)                                                    $     223,044           $    (281,873)
                                                                           ------------            ------------

Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation and amortization (including $74,068
     in 1995 from discontinued operations)                                    1,157,917               1,228,948
     Gain on sale of marketable securities                                     (360,512)               (512,971)
     Loss on sale of property, plant and equipment                                    0                 106,272
     (Recovery) provision for bad debts                                        (651,133)                745,776
     Loss on disposal of subsidiary                                                   0                 530,637
     Increase (decrease) deferred tax liability                                 148,824                 (87,282)
     Decrease (increase) in accounts receivable                                  75,557                (890,666)
     Decrease (increase) in inventories                                       1,195,382                (842,355)
     Increase in prepaid expenses and other assets                             (269,084)               (313,772)
     Increase in other assets                                                   (50,185)                (13,798)
     Increase in accounts payable                                               866,511                 404,154
     (Decrease) in accrued liabilities                                          (55,856)                (12,904)
     (Decrease) in income taxes payable                                              (0)               (169,077)
                                                                            -----------             -----------
         Net cash provided by (used in) operating activities                  2,280,465                (108,911)
                                                                            -----------             -----------

Cash flows from investing activities:
     Change in marketable securities                                          1,120,316                 (99,343)
     Acquisition of property, plant and equipment                            (1,387,657)             (1,226,568)
     Proceeds from sales of property, plant and equipment                             0                  24,000
     Net repayments (advances) to affiliates                                    188,367                (352,736)
     Sale (purchase) of S.O. I. Industries, Inc. shares                         113,175                (350,000)
                                                                            -----------             -----------
         Net cash provided by (used in) investing activities                     34,201              (2,004,647)
                                                                            -----------             -----------



The accompanying notes are an integral part of these financial statements

DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows, Continued for the years ended June 30, 1996 and 1995

                                                                                          1996                  1995
Cash flows from financing activities:
     Borrowings from bank                                                            $          0         $    838,932
     Repayment to bank                                                                    (778,372)           (625,790)
     (Repayments) proceeds from revolving lines of credit, net                          (2,214,675)          1,290,433
     Proceeds from sale of preferred stock                                                 930,000                   0
     Proceeds from issuance of common stock                                                 78,581             269,399
                                                                                      ------------         -----------
Net cash (used in) provided by financing activities                                     (1,984,466)          1,772,974
                                                                                      ------------         -----------
Net increase (decrease) in cash and cash equivalents                                       330,200            (340,584)

Cash and cash equivalents, beginning of year                                               284,837             625,421
                                                                                      ------------         -----------
Cash and cash equivalents, end of year                                               $     615,037        $    284,837
                                                                                      ============         ===========
Supplemental disclosure of cash flow information: Cash paid during the year for:

              Interest                                                               $     691,677        $    686,559
                                                                                      ============         ===========
              Income taxes                                                           $     252,243        $    380,247
                                                                                      ============         ===========


The accompanying notes are an integral part of these financial statements

DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements

1.  Organization:
    ------------

On April 29, 1994, the shareholders of MagneTech Corporation approved a resolution to change the name of the Company to Digital Communications Technology Corporation (the "Company"). The Company was incorporated on November 12, 1987, under the laws of the State of Delaware, as a wholly-owned subsidiary of S.O.I. Industries, Inc. ("Millennia"). As of June 30, 1996, Millennia owned approximately 18% of the Company.

The Company is an integrated video communications company which offers video tape duplication and satellite communications services. Sales for the years ended June 30, 1996 and 1995 were generated from video tape duplicating at the Ft. Lauderdale and Indianapolis facilities, as well as satellite broadcasting.

The Company duplicates a variety of video cassettes, including full-length movies, training, music, promotional, sports and educational programs. The Company offers its reproduction services to entertainment companies and a wide range of industrial customers, including advertising agencies, direct selling organizations and educational groups. These customers are located throughout the United States, Canada and Latin America. Raw materials, primarily videotape ( pancake") and empty video cassettes ( shells") are purchased from several manufacturers at market prices in the United States and the Pacific Rim. The tape and video cassettes are readily available on the open market. The majority of the Company's video duplication equipment is manufactured by several major manufacturers in Japan and purchased from domestic distributors.

The Company's satellite operation consists of two mobile KU band units which are capable of transmitting live or pre-recorded programming from any location to commercial satellites. The Company's satellite communications customers include local, network and cable television operators, primarily in the Southeastern United States. The equipment utilized in the Company's satellite broadcasting business includes the two KU band broadcasting trucks, cameras, generators, telephonic equipment and dual transmitters. The Company purchases its materials and equipment from several major manufacturers.

The costs of the Company's products are subject to inflationary pressures and commodity price fluctuations. In addition, the Company from time to time experiences increases in the costs of materials and labor, as well as other manufacturing and operating expenses. The Company's ability to pass along such increased costs through increased prices has been difficult due to competitive pressures. The Company attempts to minimize any effects of inflation on its operations by controlling these costs.

2. Summary of Significant Accounting Policies:
   ------------------------------------------

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements for the years ended June 30, 1996 and 1995 include the accounts of Digital Communications Technology Corporation, (dba MagneTech Corporation) and its wholly-owned subsidiaries, Tapes Unlimited, Inc. and DCT - Internet Corporation. The operations of Tapes Unlimited, Inc. were discontinued on June 9, 1995. All significant intercompany transactions have been eliminated.

Management's Estimates
----------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Marketable Securities
---------------------

The Company accounts for marketable securities in accordance with the provisions of Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115).

Under SFAS 115, debt securities and equity securities that have readily determinable fair values are to be classified in three categories:

     Held to Maturity - the  positive  intent and  ability to hold to  maturity.
     ----------------
     Amounts are reported at amortized cost, adjusted for amortization of premiums and accretion of discounts.

     Trading  Securities - bought principally for purpose of selling them in the
     -------------------
     near term. Amounts are reported at fair value, with unrealized gains and losses included in earnings.

     Available for Sale - not classified in one of the above categories. Amounts
     ------------------
     are reported at fair value, with unrealized gains and losses excluded from earnings and reported separately as a component of shareholders' equity.

         Marketable securities consist of listed common stocks with an aggregate cost, based on specific identification, of $2,428,811 as of June 30, 1996. The gross unrealized holding losses as of June 30, 1996 were $533,701, and the gross unrealized holding gains were $4,940. All of the Company's securities are classified as available for sale securities.

         Gains or losses on dispositions of securities are based on the net difference of the proceeds and the adjusted carrying amounts of the securities sold, using the specific identification method.

    -----------------------------------------------------

Investment in S.O.I. Industries
-------------------------------

The market value of the Company's investment in Millennia is less than the carrying value (cost) of such investment by approximately $600,000 at June 30, 1996. Management does not believe that this investment has been permanently impaired. Subsequent to June 30, 1996, the market value has increased by approximately $360,000.

Inventories
-----------

Inventories are valued at the lower of cost (weighted average) or market value.

Property, Plant and Equipment
-----------------------------

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 30 years. Costs of repairs and maintenance are charged to operating expense as incurred; improvements and betterments are capitalized; when items are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gains or losses are credited or charged to income.

Income Taxes
------------

The Company uses the asset and liability method of accounting for income taxes as prescribed by SFAS No. 109, Accounting for Income Taxes". Under this method, deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the time period in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in the deferred tax asset and liability.

Revenue Recognition
-------------------

Revenues are recognized when a product is shipped or a service is performed.

Net Income (Loss) Per Common Share
----------------------------------

The net income (loss) per common share has been calculated using the weighted average shares outstanding during each year. Such weighted average shares have been reduced by the number of treasury shares owned by the Company through its investment in Millennia. The number of treasury shares owned were approximately 207,000 and 659,400 at June 30, 1996 and 1995, respectively.

   -----------------------------------------------------

Change in Accounting Standards
------------------------------

Statement of Financial Accounting Standards ( SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," is effective for fiscal years beginning after December 15, 1995. This statement requires that long lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The effect of this pronouncement is not expected to have a material impact on the financial position and results of operations of the Company.

Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation" is effective for transactions entered into in fiscal years that begin after December 15, 1995. This pronouncement established financial accounting and reporting standards for stock-based employee compensation plans. It encourages, but does not require companies to recognize expense for grants of stock, stock options and other equity instruments to employees based on fair value accounting rules. Companies that choose not to adopt the new fair value accounting rules will be required to disclose pro forma net income and earnings per share under the new method. The Company anticipates adopting the disclosure provisions of SFAS No. 123, although the impact of such disclosure has not been determined.

Reclassifications
-----------------

Certain amounts reflected in the 1995 consolidated financial statements have been reclassified to conform to the 1996 presentation.

3. Inventory:
   ---------

       Inventories consist of the following at June 30:

                                              1996                1995

                   Raw materials        $  1,891,393         $ 3,008,167
                  Work-in-process            769,254             885,976
                   Finished goods            202,264             164,150
                                         -----------          ----------
                                        $  2,862,911         $ 4,058,293
                                         ===========          ==========

4. Property, Plant and Equipment:
   -----------------------------

Property, plant and equipment consists of the following:

Land                                                         $    73,000
Buildings and improvements                                       333,040
Machinery and equipment                                        8,779,665
Leasehold improvements                                           213,663
Furniture and fixtures                                           145,050
Transportation equipment                                         369,030
Computer equipment                                               319,122
                                                              ----------
                                                              10,232,570
Less accumulated depreciation                                 (4,763,266)
                                                              ----------
Net property, plant and equipment                            $ 5,469,304

Depreciation expense was $1,157,917 and $1,189,449 for the years ended June 30, 1996 and 1995, respectively.

5. Related Party Transactions:
   ---------------------------
Loans Receivable
----------------

These amounts represent advances to affiliates and are due on demand. Advances are non-interest bearing.

Management Fees
---------------

The Company paid to Millennia $180,000 and $340,800 for administrative services for the years ended June 30, 1996 and 1995, respectively. Management fees payable to Millennia were terminated December 31, 1995.

Employee Stock Ownership Plan
-----------------------------
The Company participates in Millennia's Employee Stock Ownership Plan (ESOP). This Plan provides retirement benefits to substantially all employees. The ESOP is a qualified employee benefits plan exempt from taxation under the Internal Revenue Code of 1986, as amended. There are 90,291 shares of Millennia common stock in the ESOP.

Effective July 1, 1996, the Board of Directors of Millennia voted to terminate the ESOP. The ESOP stock will therefore be distributed to employees of Millennia, DCT, and Tempo Lighting, Inc. who were eligible to participate in the ESOP after a final allocation and accounting of the ESOP is conducted.

6. Revolving Lines of Credit:
   -------------------------

The Company has a revolving line of credit agreement for aggregate borrowings of up to $4,000,000. Interest is payable on all outstanding cash advances at the bank's prime lending rate plus 3/8% (8.625% at June 30, 1996). Any unpaid principal and accrued interest is due on demand, but no later than August 1996. The line of credit is collateralized by accounts receivable, inventory and equipment. The terms of the agreement require, among other provisions, that the Company comply with requirements for maintaining certain cash flow and other financial ratios and restricts the payment of cash dividends. As of June 30, 1996, $1,625,000 has been drawn upon the line of credit.

Average short-term borrowings under this revolving credit agreement were $3,699,194, at an average interest rate of 8.87%.

Subsequent to June 30, 1996 the Company signed a commitment letter, subject to certain conditions, with Bank One, N.A. ( Bank") which would provide a new credit facility to replace the existing facility with NBD Bank, N.A. The financing consists of a revolving line of credit, term loans and a long term lease agreement. Under the revolving line of credit, borrowings can be made up to $5,000,000 based upon collateral values as determined under the agreement. The term loans consist of a $2,500,000 secured term loan and a capital expenditure term loan facility for up to $1,250,000, based upon 80% of the acquisition costs of new machinery and equipment. The long term lease agreement is collateralized with new equipment in excess of $700,000. All of the above agreements are collateralized by accounts receivable, inventory and equipment. The facility has a two year term and includes interest rates at .25% and .50% above the Bank's base rate (closely related to the Bank's prime interest rate).

7. Long-Term Debt:
   --------------

Long-term debt as of June 30, 1996 consists of the following:

     Loan payable to a bank in monthly installments of $3,198 including interest at 8.75%,  maturing April 2007;  collateralized  by real estate.  $ 269,899
     Loan  payable to a bank in monthly  principal  installments  of $7,440 plus interest  at prime plus 1% (9.25% at June 30,  1996),  maturing  June 1997;
     collateralized by accounts receivable,  inventory, and equipment. The terms of the agreement require,  among other provisions,  that the Company comply with  requirements  for  maintaining  certain cash flow and other financial
     ratios.                                                                      297,619

     Loans payable to a bank in monthly installments of $18,868 plus interest at prime  plus 1/4%  (8.5% at June 30,  1996),  maturing  through  June  2000;
     collateralized  by the ccounts  receivables,  inventory and equipment.  The terms of the agreement  require,  among other provisions,  that the Company comply  with  requirements  for  maintaining  certain  cash  flow and other
     financial ratios.                                                            813,810



                                      F-12

     Loan payable to a bank in monthly  installments of $29,000 plus interest at
     prime  plus  1/4%  (8.5%  at  June  30,  1996),   maturing  December  1998;
     collateralized by accounts receivables, inventory, and equipment. The terms of the agreement require,  among other provisions,  that the Company comply with  requirements  for  maintaining  certain cash flow and other financial
     ratios.                                                                      847,125

     Loan payable to a bank in monthly installments of $6,149 including interest at 7.63%, maturing January 2003; collateralized by machinery and equipment;
     guaranteed by Millennia.                                                     372,737
                                                                                ---------
                                                                                2,601,190
Less current portion                                                             (935,127)
                                                                                ---------
                                                                               $1,666,063
                                                                                =========

The contractual maturities on long-term debt are as follows:

Years ending June 30,
---------------------
         1997                   $  935,127
         1998                      641,786
         1999                      450,262
         2000                      212,633
         2001                       83,854

         Thereafter                277,528
                                 ---------
                                $2,601,190

8. Commitments:
   -----------

The Company leases its office facilities under operating leases expiring through May 1999. The leases provide for increases based on real estate taxes and operating expenses. The Company also leases facilities and equipment on a month-to-month basis.

Aggregate future minimum rental payments under the above leases are as follows:

Year ending June 30,
--------------------
1997                            $  306,127
1998                               297,852
1999                               273,031
                                 ---------
                                $  877,010
                                 =========


Rent expense under the above leases for the years ended June 30, 1996 and 1995 was $414,075 and $412,568, respectively.

9. Preferred Stock:
   ---------------

On May 6, 1996 the Company sold 100,000 shares of Class A Convertible Preferred Stock ( Preferred Stock") in a private placement. The Preferred Stock is convertible into Common Stock at the discretion of the holder at the lesser of
(i) 20% discount on the previous five day average closing bid at conversion,  or
(ii) previous five day average closing bid price at closing. The holder may convert up to 20% of the Preferred Stock every 30 days beginning June 15. The Preferred Stock is convertible for a term of three years, and accrues dividends at a rate of 7% per annum (dividends are rescinded if the shares are converted in the first year). The holders of the preferred shares do not have any voting rights. As of June 30, 1996 no shares of Preferred Stock were converted.

Through September 1996, 20,000 shares of Series A Preferred Stock had been converted, pursuant to their original terms, into 133,494 shares of Common Stock at an average per share conversion price of $1.57. The terms of the Preferred Stock which provided for a lower conversion price than the quoted market price of the Common Stock at the time of conversion resulted in an aggregate difference of approximately $7,825 related to the shares converted in 1996. Such terms take into account a number of factors affecting value, including the ability to market a significant number of shares of the underlying common stock which were negotiated at the time of the issuance of the Preferred Stock. Accordingly, management believes that the value of shares issued should be recorded at the carrying amount of the Preferred Stock converted. If such treatment is ultimately determined to be inappropriate, all or a portion of the difference could be accounted for as a Preferred Stock dividend which although would not impact the Company's statements of operations or total shareholders' equity, would adversely impact the Company's earnings per share calculations in periods of conversions. If these shares had been converted at the beginning of fiscal year 1996, the net income per share would have been $0.04.

10. Sales to Major Customers:
    ------------------------

During the year ended June 30, 1996, one customer accounted for approximately 17.6% of the Company's sales. During the year ended June 30, 1995, two customers accounted for approximately 28% of the Company's sales.

11. Financial Instruments:
    ---------------------

SFAS No. 107, Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent other information available to management as of June 30, 1996. Such amounts have not been comprehensively reviewed or updated since that date and, therefore may not represent current estimates of fair value. The fair value of debt has been estimated using discounted cash flow models incorporating discount rates based on current market interest rates for similar types of instruments. At June 30, 1996, the difference between the fair value and the carrying value of debt instruments was not material.

12. Stock Option Plan:
    -----------------

On January 22, 1990, the Board of Directors adopted the MagneTech Corporation 1990 Employees' Stock Option Plan. As of June 30, 1996, there were 9,370 shares reserved for future issuance at exercise prices which range from $1.00 to $3.44 per share.

There was no compensation expense as of June 30, 1996 and June 30, 1995. The following is a summary of all option transactions:

                                       Shares              Option Price

Outstanding July 1, 1994               244,375             $1.00 - $1.50
Granted                                 35,000             $2.25 - $3.44
Exercised                             (141,250)            $1.00 - $1.50
Canceled                               (15,000)               $1.50
                                     ---------              ------------
Outstanding June 30, 1995              123,125             $1.00 - $3.44
Granted                                204,500             $1.00 - $1.50
Exercised                              (57,500)            $1.00 - $2.25
                                     ---------              ------------
Outstanding  June 30, 1996             270,125             $1.00 - $3.44
                                     =========              ============

13. Income Taxes:
    ------------

The provision for income taxes is as follows:

                        1996                1995

Current:
        Federal    $    23,784         $  294,762
        State           21,109             76,724
                    ----------          ---------
                        44,893            371,486
                    ----------          ---------
Deferred:
        Federal         54,395            (70,077)
        State            9,715            (18,242)
                    ----------          ---------
                        64,110            (88,319)
                    ----------          ---------
                   $   109,003         $  283,167
                    ==========          =========


Reconciliations of the differences between income taxes computed at federal statutory tax rates and consolidated provisions for income taxes are as follows:


                                                1996              1995



Tax at federal statutory rate                   34.0%             34.0 %
State income tax - net of federal benefit        5.5%              8.8 %
Other                                           15.0%             (4.9)%
                                                ----              ----
                                                54.4%             37.9%
                                                ====              ====

The tax effects of temporary differences which comprise the deferred tax assets and liabilities are as follows:

                                                        1996

Assets:

   Allowance for doubtful accounts                 $  163,596
   Investments - unrealized holding losses            208,861
   Loss and credit carryforwards                      185,816
   Reserve for inventory obsolescence                   7,900
                                                    ---------
                                                      566,173

Liabilities:

   Property and equipment - depreciation             (507,322)
              Deferred state tax benefit               (7,206)
                                                    ---------
Net asset                                              51,645
Less:  Valuation allowance                           (208,861)
                                                    ---------
Deferred tax liability                             $ (157,216)
                                                    =========

14. Employment Agreements:
    ---------------------

The Company has entered into employment agreements with four of its officers. The agreements range for terms of two to three years and contain certain bonus provisions. The minimum annual salaries (excluding bonus arrangements) for the years ending June 30, are as follows:

          1997         $   478,000
          1998             345,500
          1999             191,700
                        ----------
                       $ 1,015,200

15. Concentration of Credit Risk:
    ----------------------------

Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of cash, investments, and trade receivables. The Company places substantially all its cash with major financial institutions, and by policy, limits the amount of credit exposure to any one financial institution. The balances, at times, may exceed federally insured limits. At June 30, 1996, the Company exceeded the insured limit by approximately $388,600. At June 30, 1996 two equity investments accounted for approximately 67% of total investments. Approximately 41% of the Company's accounts receivable, before allowances, was due from three customers at June 30, 1996.

16. Discontinued Operations:
    -----------------------

In June 1995, the Company discontinued the operations of Tapes Unlimited, Inc. ("Tapes"). The results of operations of Tapes have been reported separately as a discontinued operation in the Consolidated Statements of Operations. Prior years consolidated financial statements have been reclassified to conform with the current year presentation.

Summarized results of operations of the discontinued operations of Tapes for 1996 and 1995 are as follows:

                                         1996            1995

Net sales                           $         0     $  2,658,516
                                     ==========      ===========
Operating income (loss)                       0     $     37,926

Gain (loss ) before income taxes    $    30,511     $   (561,924)

Income tax expense (benefit)             98,774     $   (240,784)
                                     ----------      -----------
Gain (loss) from discontinued
   operations                       $   131,737     $   (321,140)
                                     ==========      ===========

In connection with the shutdown of operations of Tapes, in 1995 the Company recorded a charge of $443,400, net of tax of $87,237, to write-off the goodwill recorded in connection with the acquisition of tapes.

The assets and liabilities of Tapes, which have not been reclassified on the consolidated balance sheets, are as follows:



                                                       1996               1995


Current assets, principally cash, accounts
      receivable and inventories                     $16,649           $ 133,790
Plant and equipment                                        -               3,839
                                                      ------            --------
Total assets                                         $16,649           $ 137,629
                                                      ======            ========

Accounts payable and accrued liabilities, net
      of amounts due to the Company of $100,967
      in 1996 and $40,700 in 1995                    $71,856           $ 423,114
                                                      ------            --------
Total liabilities                                    $71,856           $ 423,114
                                                      ======            ========

17.      Litigation:

The Company may from time to time be party to various legal actions arising during the ordinary course of its business. In addition, the Company is currently involved in the following litigation:

On March 4, 1996, Richard Abrons, allegedly on behalf of the Company, and Adrian Jacoby, allegedly on behalf of Millennia, brought a purported shareholder derivative lawsuit against the Company's board of directors - Kevin B. Halter, Kevin B. Halter, Jr., Gary C. Evans and James Smith - Halter Capital Corporation and Securities Transfer Corporation. In addition, the Company and Millennia have been joined as nominal defendants." In the lawsuit, the Plaintiffs have alleged breaches of fiduciary duty, fraud, and violations of state securities laws. The Plaintiffs seek unspecified actual and exemplary damages, a constructive trust against the assets of the defendants and an accounting of the affairs of the Defendants with respect to their dealings with the Company and Millennia. In addition, the Plaintiffs have requested a temporary injunction and the appointment of a receiver for the Company and Millennia. The Plaintiffs have brought this lawsuit allegedly to vindicate the wrongs that the Plaintiffs claim were done to the Company and Millennia by the individual defendants and their affiliated companies, and if any damages are ultimately awarded to the Plaintiffs, those damages will be on behalf of, and for the benefit of, the Company and all of its shareholders. If they are successful, the Plaintiffs may recover certain attorney's fees and costs. This case is entitled Richard Abrons et al v. Kevin B. Halter et al, Cause no. 96-02169-G, in the 134th Judicial District, Dallas County, Texas. Even though the Company is a nominal defendant in the lawsuit, the Plaintiffs have not sought to recover any damages against the Company. In this type of lawsuit, the Company is joined as a procedural matter to make it a party to the lawsuit.

All of the Defendants have answered and denied the allegations contained in the Plaintiffs' Petition. A certain amount of discovery has been conducted by both Plaintiffs and Defendants. All of the Defendants deny all of the material allegations and claims in the Petition, dispute the Plaintiffs' contention that it is a proper shareholder derivative action, deny that the Plaintiffs have the right to pursue this lawsuit on behalf of the Company and Millennia and are vigorously defending the lawsuit. In addition, the defendants have filed Counterclaims against the Plaintiffs and third party actions against Blake Beckham, Attorney at Law, Beckham & Thomas, L.L.P., Sanford Whitman, the former CFO of the Company and Jack Brown, the former president of the Company, seeking damages in excess of $50 million. In its Counterclaim, the Company has asserted that the filing of this lawsuit and Temporary Restraining Order caused the Company damages. However, the Company does not believe that the lawsuit will have any further material impact on the operations or financial condition of the Company.

The Company does not believe that it is currently involved in any pending actions that will have a material adverse effect on its business, financial condition and results of operations.

          DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION & SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                  December 31,            June 30,
                                                                     1996                   1996
                                                                  (Unaudited)            (Audited)
                                                                ----------------       --------------
ASSETS

Current assets:
     Cash and cash equivalents                                    $  465,177           $   615,037
     Marketable securities                                           936,833             1,900,050
     Accounts receivable, net of allowance for
        doubtful accounts of $475,000 at December
        31, 1996 and $414,000 at June 30, 1996                     6,946,653             3,719,265
     Inventories                                                   2,351,964             2,862,911
     Prepaid expenses and other current assets                       673,884               614,210
                                                                  ----------            ----------
         Total current assets                                     11,374,511             9,711,473
                                                                  ----------            ----------
Property, plant and equipment, net                                 5,694,061             5,469,304
Other assets                                                         165,663                81,343
Loans receivable, related parties                                    414,698               413.369
                                                                  ----------            ----------
         Total assets                                            $ 7,648,933           $ 15,65,489
                                                                  ==========            ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Revolving line of credit                                    $ 2,709,602           $ 1,625,325
     Current portion, long-term debt                                 425,130           $   935,127
     Accounts payable                                              3,477,304           $ 3,032,236
     Accrued liabilities                                             557,360               362,520
                                                                  ----------            ----------
         Total current liabilities                                 7,169,396             5,955,208
                                                                  ----------            ----------
     Long-term debt, less current portion                          1,987,078             1,666,063
     Deferred tax liability                                          417,672               157,216

Commitments and contingencies

Stockholders' Equity:
     Series A convertible preferred stock, 10,000,000
       shares of $.0001 par value per share authorized;
       10,000 and 100,000 shares issued and outstanding as
       of December 31, 1996 and June 30, 1996, respectively
       $100,000 liquidation preference                                     1                    10
     Common stock,  25,000,000 shares of $.0002 par value
       per share authorized; 07,190,426  and 6,332,116
       issued and  6,953,504  and 6,125,162  shares
       outstanding as of December 31, 1996 and June 30,
       1996 respectively                                               1,438                 1,266

     Additional paid-in capital                                    8,479,155             8,479,318
     Retained earnings                                             1,327,405             1,030,152
     Investment in Millennia, Inc.                                (1,084,983)           (1,084,983)
     Net unrealized holding loss on investment securities           (648,229)             (528,761)
                                                                  ----------           -----------
                                                                   8,074,787             7,897,002
                                                                  ----------           -----------
         Total liabilities and stockholders' equity             $ 17,648,933          $ 15,675,489



The accompanying notes are an integral part of the financial statements.

DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

                                                                                          For the six months ended
                                                                                                December 31,
                                                                                      1996                     1995
                                                                                -----------------         ----------------
Cash flows from operating activities:
     Net income                                                                  $      297,255            $   413,482
                                                                                  -------------             ----------
     Adjustments to reconcile net income to net cash used in operating activities:
         Depreciation and amortization                                                  720,409                605,620
         Gain on sale of marketable securities                                          (92,082)               (72,438)
         Provision for bad debts                                                         60,833                112,495
         Increase in accounts receivable                                             (3,288,221)            (1,331,822)
         Decrease (increase) in inventories                                             510,947               (147,497)
         Increase in prepaid expenses and other                                        (143,994)               162,226
         Increase (decrease) in accounts payable                                        445,068               (576,943)
         Increase in accrued liabilities                                                194,840                264,920
         Increase in deferred tax liability                                             260,456                      0
                                                                                  -------------             ----------
              Net cash used in operating activities                                  (1,034,489)              (569,957)
                                                                                  -------------             ----------

Cash flows from investing activities:
     (Increase) decrease in loans receivable, related parties                            (1,329)               148,678

Change in marketable securities - available for sale                                    935,829              1,014,367

     Increase in other assets and other liabilities                                           0                (21,892)
     Capital expenditures                                                              (945,166)              (457,482)
                                                                                  -------------             ----------
              Net cash (used in) provided by investing activities                       (10,666)               683,671
                                                                                  -------------             ----------
    Cash flows from financing activities:
     Net long-term repayments                                                          (188,982)              (356,568)
     Net short-term borrowings                                                        1,084,277                360,000
                                                                                  -------------             ----------
              Net cash provided by financing activities                                 895,295                  3,432
                                                                                  -------------             ----------
(Decrease) increase in cash and cash equivalents                                       (149,860)               117,146
Cash and cash equivalents at beginning of period                                        615,037                284,837
                                                                                  -------------             ----------
Cash and cash equivalents at end of period                                       $      465,177            $   401,983
                                                                                  =============             ==========
Supplemental disclosures of cash flow information:

Cash paid during the period for:
     Interest (non-capitalized)                                                  $      173,631            $   379,550
                                                                                  =============             ==========
     Income taxes                                                                $            -            $         -
                                                                                  =============             ==========


     The accompanying notes are an integral part of the financial statements

          DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


1. Summary of Significant Accounting Policies
   ------------------------------------------

The accompanying consolidated financial statements include the accounts of Digital Communications Technology Corporation, (D/B/A MagneTech Corporation) and its wholly-owned subsidiaries, Tapes Unlimited, Inc. and DCT - Internet
Corporation. The operations of Tapes Unlimited, Inc. which were formerly consolidated with the operations of the Company, have been segregated as discontinued operations. All significant intercompany transactions have been eliminated.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from these unaudited internal financial statements. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual audited financial statements.

Certain amounts in the prior period financial statements have been reclassified to conform with current year presentation.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, (consisting of only normal recurring accruals) necessary to conform with generally accepted accounting principles. The results of operations for the periods presented are subject to seasonal fluctuations and are not necessarily indicative of the results to be expected for the full year.

2. Marketable Securities
   ---------------------

Marketable securities consist of equity securities with an aggregate cost, based on specific identification, of $1,585,062 as of December 31, 1996. The marketable securities portfolio contains unrealized losses of $648,229, resulting in a carrying value of $936,833 at December 31, 1996. The unrealized losses are reported as a separate component of stockholders' equity. All of the Company's securities are classified as available for sale securities.

DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION & SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
(Unaudited)

3. Inventory
   ---------

Inventories are valued at the lower of cost (weighted average) or market and consisted of the following:


                           December 31,                  June 30,
                              1996                         1996
                           -----------               -------------
     Raw materials        $ 1,510,108                $  1,891,393
     Work-in process          673,485                     769,254
     Finished goods           168,371                     202,264
                           ----------                  ----------
                          $ 2,351,964                $  2,862,911
                           ==========                 ===========


4. Property, Plant and Equipment
   -----------------------------

Property, plant and equipment consist of the following:

                                    December 31,            June 30,
                                        1996                  1996
                                    -----------          -------------
   Land                           $    73,000           $    73,000
   Buildings and Improvements         727,529               546,703
   Machinery and Equipment         10,377,207             9,612,867
                                   ----------            ----------
                                   11,177,736            10,232,570
   Less accumulated depreciation   (5,483,675)           (4,763,266)
                                   ----------            ----------
   Net property, plant and
     equipment                    $ 5,694,061             5,469,304
                                   ==========            ==========

5. Revolving Lines of Credit
   -------------------------

The Company has a revolving line of credit agreement for aggregate borrowings of up to $5,000,000. Interest is payable on all outstanding cash advances at the bank's base lending rate (closely related to the bank's prime interest rate) plus 1/2%. At December 31, 1996 the interest rate was 8.75%. Any unpaid principal and accrued interest is due on demand, but no later than October 31, 1998. The line of credit is collateralized by accounts receivable, inventory and equipment. The terms of the agreement require, among other provisions, that the Company comply with requirements for maintaining certain cash flow and other financial ratios and restricts the payment of cash dividends. As of December 31, 1996, $2,710,000 has been drawn upon the Company's line of credit.


6. Long Term Debt
   --------------

Long term debt consists of the following:

                                                                                  December 31,               June 30,
                                                                                     1996                      1996
                                                                                  ------------             ------------



Various mortgages and notes payable with interest rates ranging from
7.63% to 1% over prime.  Monthly payments range from $3,198 to
$29,000 and expiration dates range from 1997 to 2007.                              $   612,208             $2,601,190



Loan payable to bank in monthly installments of $30,000 plus interest at the bank's base rate (prime) plus 1/2%, maturing October 1998;
collaterized by accounts receivables, inventory and equipment.  The
terms of the agreement require, among ohter provisions, that the Company             1,800,000                      0
comply with certain ratios and covenants.                                           ----------              ----------
                                                                                     2,412,208              2,601,190
      Less current portion (913,715)                                                  (425,130)              (935,127)
                                                                                    ----------              ---------
                        $ 1,505,333                                                $ 1,987,078             $1,666,066
                         ==========                                                 ==========              =========


No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering herein contained, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell any security other than the registered securities to which it relates, or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create an implication that there has been no change in the facts herein set forth since the date hereof.


     -----------------------------------
               TABLE OF CONTENTS
                          Page
Available Information                   2
Incorporation of Certain Documents
  by Reference                          2
The Company                             3
Risk Factors                            3
Use of Proceeds                         x
Dividend Policy                         x
Description of Securities               x      DIGITAL COMMUNICATIONS
Plan of Dustribution                    x      TECHNOLOGY CORPORATION
Market for Common Stock                 x           Prospectus
Management's Discussion and                1,047,448 Redeemable Class A Warrants
  Analysis of Financial Condition          1,831,190 Redeemable Class B Warrants
  and Results of Operations             x    2,878,638 Shares of Common Stock
Business                                x
Description of Property                 x
Legal Proceedings                       x
Directors and Executive Officers        x
Executive Compensation                  x
Security Ownership of Certain
  Beneficial Owners and Management      x
Certain Relationships and Related
  Transactions                          x
Legal Matters                           x
Experts                                 x
Disclosure of Commission Position
  On Indemnification for
  Securities Act Liabilities            x
Index to Financial Statements           x
--------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers
         -----------------------------------------

     The Certificate of Incorporation of the Company provides for the indemnification of officers, directors, agents and employees of the Company to the fullest extent permitted by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company has the power to purchase and maintain insurance for such persons. The Delaware General Corporation Law also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The above discussion of the Company's  Certificate of Incorporation  and of
Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and the Delaware General Corporation Law.

Item 25. Other Expenses of Issuance and Distribution
         -------------------------------------------

     The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:

             SEC Filing Fee                         $ 3,885.07
             American Stock Exchange Listing Fee    $ 37,500.00
             Printing Expense                       $ 11,000.00
             Accounting and Legal Fees and Expenses $ 5,000.00
             Blue Sky Fees and Expenses             $ 3,500.00
                                                     ----------
             TOTAL                                  $60,885.07

Item 26. Recent Sales of Unregistered Securities
         ---------------------------------------

     Certain employees from the Company purchased unregistered restricted shares of the Common Stock in the past three years upon exercise of stock options granted under the Company's 1990 Employees' Stock Option Plan. These purchases were as follows:

Employee                      No. of Shares Purchased          Purchase/ Exercise Price             Date of Purchase
                                                                     Per Share
----------------------------------------------------------------------------------------------------------------------------
Jack D. Brown, Jr.                    50,000                            $1.50                           01/22/95
                                      50,000                            $1.00                           02/05/96
Gerald Chutz                           5,000                            $1.00                           10/14/94
Donald Courtney                       25,000                            $1.50                           07/19/94
                                      25,000                            $1.00                           07/19/94
Paul S. Duria                          1,250                            $1.50                           12/09/94
Andrew Green                           5,000                            $1.00                           02/19/96
Charles P. Viering                     2,500                            $2.25                           05/23/96
Jim N. Weinberg                       25,000                            $1.50                           01/22/95
Sanford Whitman                       10,000                            $1.00                           09/22/94



     In a number of conversions between July 1, 1996 and February 28, 1997, Cameron Capital Ltd., Hamilton, Bermuda ("Cameron"), then holder of all 100,000 shares of the Company's issued and outstanding Series A Convertible Preferred Stock (the "Series A Preferred Stock"), exercised its right to convert all of the Series A Preferred Stock into Common Stock. Under the terms of the Certificate of Designations pertaining to the Series A Preferred Stock, the Series A Preferred Stock converted into 968,430 shares of Common Stock at an average per share conversion price of $1.08. The Series A Preferred Stock was issued and sold by the Company to Cameron on May 6, 1996 in an offshore, private placement exempt from registration pursuant to Section 4(2) of the Securities Act and, additionally, exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation S.

Item 27.  Exhibits

     1    Warrant Agent Agreement

     2.1  Certificate of Incorporation, as amended *

     2.2  Certificate  of  Amendment  to  Certificate  of  Incorporation   dated
          November 8, 1995 **

     2.3  Certificate of Designation of Series A Convertible Preferred Stock **

     2.4  Bylaws*

     5    Legal Opinion

     10.1 Secured Credit Agreement with Bank One, N.A.***

     10.2 Employment Agreement between the Registrant and Hugh C. Coppen **

     10.3 Lease Agreement for Indianapolis, Indiana facility *

     10.4 Lease Agreement for Ft. Lauderdale facility *

     10.5 Employment Agreement between the Registrant and Kevin B. Halter **

     10.6 Lease Agreement for new Indianapolis, Indiana facility

     21   Subsidiaries of the Registrant**

     23.1 Consent of Coopers & Lybrand L.L.P.

     23.2 Consent of Rudolph L. Ennis (included in Exhibit 5)

     24   Power of Attorney ****

     * Previously filed with the Securities and Exchange Commission in connection with the Registration Statement (including any amendments thereto) on Form S-18 of the Registrant, No 33-27974-A.
     ** Previously filed with the Securities and Exchange Commission as exhibits to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996.
     *** Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1996.
     **** Included in Part II of this Registration Statement.

Item 28.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii)Include any additional or changed material information with respect to the plan of distribution.

     (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The registrant hereby undertakes that for the purposes for determining any liability under the Securities Act, (i) the information omitted from this Prospectus filed as a part of this Registration Statement, as permitted by Rule 430A of the Securities Act and to be contained in the form of Prospectus to be filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be incorporated by reference into this Registration Statement at the time it is declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on the 2nd day of May, 1997.

DIGITAL COMMUNICATIONS
TECHNOLOGY CORPORATION

       /s/ Kevin B. Halter
By:  ________________________________
       Kevin B. Halter
       Chairman of the Board


                                POWER OF ATTORNEY

     The Company and each person whose signature appears below hereby designates and appoints Kevin B. Halter and Kevin B. Halter, Jr. and each of them, as its or his attorneys-in-fact (the "Attorneys-in-Fact") with full power to act alone, and to execute in the name of and on behalf of the Company and each person, individually in each capacity stated below, any additional amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as either Attorney-in-Fact deems appropriate, and to file each such amendment to this Registration
Statement together with all exhibits thereto and any and all documents in connection therewith, including requests for acceleration of the effective date of this Registration Statement.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates shown.


DIGITAL COMMUNICATIONS
TECHNOLOGY CORPORATION


       /s/ Kevin B. Halter
By:  ________________________________                   May 2, 1997
       Kevin B. Halter
       Chairman of the Board

 /s/ Kevin B. Halter
_____________________________________                  May 2, 1997
Kevin B. Halter
Chairman of the Board and Director




/s/ Hugh C. Coppen
_____________________________________                  May 2, 1997
Hugh C. Coppen
President, Chief Executive Officer
and Director



 /s/ Douglas L. Miller
_____________________________________                  May 2, 1997
Douglas L. Miller
Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)



 /s/ Kevin B. Halter, Jr.
____________________________________                   May 2, 1997
Kevin B. Halter, Jr.
Vice President, Secretary and Director



 /s/ Gary C. Evans
____________________________________                   May 2, 1997
Gary C. Evans, Director

 /s/ James Smith
___________________________________                     May 2, 1997
James Smith, Director



 /s/ Don R. Benton
___________________________________                     May 2, 1997
Don R. Benton, Director

                                  EXHIBIT INDEX

Exhibit                      Sequentially
Number                      Numbered  Page

1             Warrant Agent Agreement

5             Legal Opinion

10.6          Lease Agreement for new Indianapolis, Indiana facility

23.1          Consent of Coopers & Lybrand L.L.P.

23.2          Consent of Rudolph L. Ennis (included in Exhibit 5)

Exhibit 1


     WARRANT AGREEMENT, dated as of , 1997, between DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and Securities Transfer Corporation, as warrant agent ( the "Warrant Agent");

     WHEREAS, the Company proposes to issue 1,047,448 Redeemable Class A Warrants (the "Class A Warrants") and 1,831,190 Redeemable Class B Warrants (the "Class B Warrants"), the Class A Warrants and Class B Warrants sometimes collectively referred to herein as the "Warrants", each Warrant entitling the holders thereof to purchase one share of Common Stock, $.0002 par value (the "Common Stock") and, as the Warrants are exercised, to issue 2,878,638 shares of Common Stock; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the registration, distribution, transfer, exchange, exercise and redemption of the Warrants;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     ss.1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

     ss.2. Form of Warrant. The text of the Warrants and of the form of election to purchase shares to be printed on the reverse thereof shall be substantially as set forth in Exhibit A. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board or President or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

     Warrants shall be dated as of the date of issuance thereof by the Warrant Agent either upon initial issuance or upon transfer or exchange.

     ss.3. Countersignature and Registration. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. The Warrants shall be countersigned by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. The Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers as the time of such countersignature or delivery.

     ss.4. Transfers and Exchanges. The Warrant Agent shall transfer, from time to time after issuance, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Warrant Agent. Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time. The Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock. The Warrant Agent is hereby irrevocably authorized to countersign in accordance with ss.3 of this Agreement the new Warrants required pursuant to the provisions of this Section, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purposes.

WARRANT AGREEMENT - PAGE 1
     ss.5. Exercise of Warrants. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which may be exercised as in such Warrants expressed, to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and nonassessable shares of Common Stock specified in such Warrants, upon surrender of such Warrants to the Company at the office of the Warrant Agent, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Warrant Agent for the account of the Company of the Warrant Price for the number of shares of Common Stock in respect of which such Warrants are then exercised. Payment of such Warrant Price may be made in cash, or by certified or official bank check, payable in United States Dollars, to the order of the Warrant Agent. No adjustment shall be made for any cash dividends on any shares of Common Stock issuable upon exercise of a Warrant. Upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of surrender of such Warrants and payment of the Warrant Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of the Warrant Price, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such shares; provided further, however, that the transfer books aforesaid, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the shares specified therein, and in the event that any Warrant is exercised in respect of less than all of the shares specified therein, a new Warrant or Warrants will be issued for the remaining number of shares specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of ss.3 of this Agreement and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

     ss.6. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company will issue and the Warrant Agent will countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

     ss.7. Reservation and Registration of Common Stock.

     A. There have been reserved, and the Company shall at all times the Warrants are outstanding keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the Transfer Agent for the Common Stock (which, as of the date hereof, is the Warrant Agent) and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time such Transfer Agent for stock certificates required to honor outstanding Warrants. The Company will supply such transfer Agents with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash or scrip which may be issuable as provided in ss.9 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall

WARRANT AGREEMENT - PAGE 2
constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants.

     B. The Company represents that it has registered under the Securities Act of 1933 the shares of Common Stock issuable upon exercise of the Warrants and will use its best efforts to maintain the effectiveness of such registration by post-effective amendment during the entire period in which the Warrants are exercisable, and that it will use its best efforts to qualify such Common Stock for sale under the securities laws of such states of the United States as may be necessary to permit the exercise of the Warrants in the states in which the Units are initially qualified and to maintain such qualifications during the entire period in which the Warrants are exercisable.

     ss.8. Warrant Prices; Exercise Periods; Adjustments.

     A. The price at which Common Stock shall be purchasable upon exercise of the Class A Warrants at any time after the Class A Warrants become separately tradeable until , 1999 shall be $3.50 per share of Common Stock (the "Class A Warrant Price") or, if adjusted as provided in this Section, shall be such price as so adjusted.

     B. The price at which Common Stock shall be purchasable upon exercise of the Class B Warrants at any time after the Class B Warrants become separately tradeable until , 2000 shall be $5.00 per share of Common Stock (the "Class B Warrant Price") or, if adjusted as provided in this Section, shall be such price as so adjusted.

     C. Each Warrant Price shall be subject to adjustment from time to time as follows:

     (1) The Company shall not be required to make any such adjustment to the Class A or B Warrant Price (the "Warrant Prices") in accordance with this
Section if the amount of such adjustment shall be less than $.25 but in such case the Company shall maintain a cumulative record of the Warrant Prices as it would have been in the absence of this provision (the "Constructive Warrant Prices"), and for the purpose of computing new Warrant Prices after the next subsequent issuance of additional shares (but not for the purpose of determining whether an adjustment thereof is required under the terms of this paragraph) the Constructive Warrant Prices shall be deemed to be the Warrant Prices in effect immediately prior to such issuance.

     (2) For the purpose of this ss.8 the following provisions shall also be applicable:

     (a) In case of the issuance by the Company after the date hereof, of any security (other than the Warrants) that is convertible into shares of Common Stock or of any warrants, rights or options to purchase shares of Common Stock (except the options and warrants referred to in subsection H of this ss.8), (i) the Company shall be deemed (as provided in subparagraph (c) below) to have issued the maximum number of shares of Common Stock deliverable upon the exercise of such conversion privileges or warrants, rights or options, and (ii) the consideration therefor shall be deemed to be the consideration received by the Company for such convertible securities or for such warrants, rights or options, as the case may be, before deducting therefrom any expenses or commissions incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance of such convertible security or warrants, rights or options, plus (A) the minimum consideration or adjustment payment to be received by the Company in connection with such conversion, or (B) the minimum price at which shares of Common Stock are to be delivered upon exercise of such warrants, rights or options or, if no minimum price is specified and such shares are to be delivered at an option price related to the market value of the subject shares, an option price bearing the same relation to the market value of the subject shares at the time such warrants, rights or options were granted; provided that as to such options such further adjustment as shall be necessary on the basis of the actual option price at the time of exercise shall be made at such time if the actual option price is less than the aforesaid assumed option price. No further adjustment of the Warrant Price shall be made as a result of the actual issuance of the shares of Common Stock referred to in this subparagraph (a). On the expiration of such warrants, rights or options, or the termination of such right to convert, the Warrant Price shall be readjusted to such Warrant Price as would have pertained had the adjustments made

WARRANT AGREEMENT - PAGE 3
upon the issuance of such warrants, rights, options or convertible securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such warrants, rights or options or upon the conversion of such securities.

          (b) For the purposes hereof, any additional shares of Common Stock issued as a stock dividend shall be deemed to have been issued for no consideration.

          (c) The number of shares of Common Stock at any time outstanding shall include the aggregate number of shares deliverable in respect of the convertible securities, rights and options referred to in subparagraph (a) of this paragraph; provided that with respect to shares referred to in clause (i) of subparagraph (a), to the extent that such warrants, options, rights or conversion privileges are not exercised, such shares shall be deemed to be outstanding only until the expiration dates of the warrants, rights, options or conversion privileges or the prior cancellation thereof.

     D. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Prices in effect immediately prior to such subdivision shall be proportionately reduced and, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Prices in effect immediately prior to such combination shall be proportionately increased.

     E. Upon each adjustment of the Warrant Prices pursuant to the provisions of this ss.8, the number of shares issuable upon the exercise of each Warrant shall be adjusted by multiplying the Warrant Price in effect prior to the adjustment by the number of shares of Common Stock covered by the Warrant and dividing the product so obtained by the adjusted Warrant Price.

     F. Except upon consolidation or reclassification of the shares of Common Stock of the Company as provided for in subsection D hereof, the Warrant Prices in effect at any time may not be adjusted upward or increased in any manner whatsoever.

     G. Irrespective of any adjustment or change in the Warrant Prices or the number of shares of Common Stock actually purchasable under the Warrants, the Class A Warrants and Class B Warrants theretofore and thereafter issued may continue to express the Warrant Prices per share and the number of shares purchasable thereunder as the Warrant Prices per share and the number of shares purchasable were expressed in the Warrants when initially issued.

     H. If any capital reorganization or reclassification of the capital stock of the Company (other than a distribution of stock in accordance with ss.10(B)) or consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of each Warrant then outstanding shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in the Warrants and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by each such Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by each such Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of the holder of each Warrant then outstanding to the end that the provisions thereof (including without limitation provisions for adjustment of the Warrant Price and of the number of shares purchasable upon the exercise of each Warrant then outstanding) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of each Warrant.

WARRANT AGREEMENT - PAGE 4

     I. No adjustment of the Warrant Price shall be made in connection with the issuance or sale of shares of Common Stock issuable pursuant to currently outstanding options and warrants granted to officers, directors, employees, advisory directors, or affiliates of the Company.

     J. Whenever the Warrant Prices are adjusted as herein provided, the Company shall (a) forthwith file with the Warrant Agent a certificate signed by the Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring such adjustment and the Warrant Prices and the number of shares of Common Stock purchasable upon exercise of the Class A Warrants and Class B Warrants after such adjustment and
(b) cause a notice stating that such adjustment has been effected and stating the adjusted Warrant Prices and the number of shares of Common Stock purchasable upon exercise of the Class A Warrants and the Class B Warrants to be sent by first class mail, postage prepaid, to each registered holder of Warrants at his address appearing on the Warrant register. The Warrant Agent shall have no duty with respect to any such certificate filed with it except to keep the same on file and available for inspection by holders of Warrants during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment of the Warrant Prices, or with respect to the nature or extent of any adjustment of the Warrant Prices when made, or with respect to the method employed in making such adjustment.

     K. The Company may retain a firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected by the Board of Directors of the Company or the Executive Committee of said Board and approved by the Warrant Agent, to make any computation required under this ss.8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this ss.8.

     L. In case at any time conditions shall arise by reason of action taken by the Company which, in the opinion of the Board of Directors of the Company, are not adequately covered by the other provisions of this Agreement and which might materially and adversely affect the rights of the holders of the Warrants, or in case at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company), who shall give their opinion as to the adjustment, if any (not inconsistent with the standards established in this ss.8), of the Warrant Prices and the number of shares of Common Stock purchasable pursuant hereto (including, if necessary, any adjustment as to the property which may be purchasable in lieu thereof upon exercise of the Warrants) which is, or would be, required to preserve without dilution the rights of the holders of the Warrants. The Board of Directors of the company shall make the adjustment recommended forthwith upon the receipt of such opinion or the taking of any such action contemplated, as the case may be; provided, however, that no adjustment of the Warrant Price shall be made which in the opinion of the accountant or firm of accountants giving the aforesaid opinion would result in an increase of the Warrant Price to more than the Warrant Price then in effect except as otherwise provided in subsection E of this ss.8.

     ss.9. No Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of Warrants. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the current value of such fraction (a) computed, if the Common Stock shall be listed or admitted to unlisted trading privileges on any national securities exchange, on the basis of the last reported sale price of the Common Stock on such exchange on the last business day prior to the date exercise upon which such a sale shall have been effected (or, if the Common Stock shall be listed or admitted to unlisted trading privileges on more than one such exchange, on the basis of such price on the exchange designated from time to time for such purpose by the Board of Directors of the Company) or (b) computed, if the Common Stock shall not be listed or admitted to unlisted trading privileges, on the basis of the average of the high and low bid prices of the Common Stock in the NASDAQ market, on the last business day prior to the date of exercise.

WARRANT AGREEMENT - PAGE 5
     ss.10. Notice to Warrantholders; No Right to Vote.

     A. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders for the election of directors of the Company or any other matters, or any rights whatsoever as stockholders of the Company; provided, however, that in the event that a meeting of stockholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger or sale of all, or substantially all, of its property, assets, business and goodwill as an entirety, then and in that event the Company shall cause a notice thereof to be sent by first class mail, postage prepaid, at least 20 days prior to said date fixed as a record date or said date of closing the transfer books, to each registered holder of Warrants at his address appearing on the Warrant register; but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution. If such notice shall have been so given and if such a voluntary dissolution shall be authorized by the stockholders at such meeting or any adjournment thereof, then for and after the date on which such voluntary dissolution shall have been duly authorized by the stockholders, the purchase rights represented by the Warrants and other rights with respect thereto shall cease and terminate.

     B. If the Company shall make any distribution on, or to holders of, its Common Stock (or other property which may be purchasable in lieu thereof upon the exercise of Warrants ) of any property (other than a cash dividend), the Company shall cause a notice of its intention to make such distribution to be published at least once a week for two consecutive weeks in a newspaper of general circulation in Dallas, Texas and New York, New York, such publication to be completed at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to receive such distribution. The Company shall also cause a copy of such notice to be sent by first class mail, postage prepaid, at least 20 days prior to said date fixed as a record date or said date of closing the transfer books, to each registered holder of Warrants at his address appearing on the Warrant register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

     ss.11. Disposition of Proceeds on Exercise of Warrants.

     A. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of shares of the Company's stock through the exercise of such Warrants.

     B. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its principal office.

     ss.12. Redemption of Warrants.

     A. At any time after the issuance of the Warrants, the Company may, at its option, redeem some or all of the outstanding Warrants at $0.01 per Warrant, upon thirty (30) days prior written notice, if the closing bid price of the Common Stock as reported by the Amex or other national securities exchange or the closing bid price quotation on the Bulletin Board maintained by NASDAQ or other such exchange averages in excess of $3.50 per share as to the Class A Warrants and $5.00 per share as to the Class B Warrants for a period of five (5) consecutive trading days ending within 15 days of the date notice of redemption is given (each a "Redemption Price"). In the event of an adjustment in the Warrant Price pursuant to ss.8, the Redemption Price shall also be automatically adjusted.

     B. The election of the Company to redeem some or all of the Warrants shall be evidenced by a resolution of the Board of Directors of the Company.

     C. Warrants may be exercised at any time on or before the date fixed for redemption (the "Redemption Date").

WARRANT AGREEMENT - PAGE 6

     D. Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each holder of Warrants, at his address appearing in the Warrant register.

         All notices of redemption shall state:

          (1)  the redemption Date;

          (2)  The Class or Classes of Warrants to be redeemed;

          (3) That on the Redemption Date the Redemption Price (or Prices, if the Class A and Class B Warrants are called for simultaneous redemption) will become due and payable upon each Warrant;

          (4)  The  place  where  such  Warrants  are  to  be  surrendered   for
               redemption and payment of the Redemption Price or Prices is or are to be paid; and

          (5) The current Warrant Price or Prices of the Warrants, the place or places where such Warrants may be surrendered for exercise, and the time at which the right to exercise the Warrants will terminate in accordance with this Agreement.

     E. Notice of redemption of Warrants at the election of the Company shall be given by the Company or, at the Company's request, by the Warrant Agent in the name and at the expense of the Company.

     F. Prior to any Redemption Date, the Company shall deposit with the Warrant Agent an amount of money sufficient to pay the Redemption Price of all the Warrants which are to be redeemed on that date. If any Warrant is exercised pursuant to ss.5, any money so deposited with the Warrant Agent for the redemption of such Warrant shall be paid to the Company.

     G. Notice of redemption having been given as aforesaid, the Warrants so to be redeemed shall, on the Redemption Date, become redeemable at the Redemption Price therein specified and on such date (unless the Company shall default in the payment of the Redemption Price), such Warrants shall cease to be exercisable and thereafter represents only the right to receive the Redemption Price. Upon surrender of such Warrants for redemption in accordance with said notice, such Warrants shall be redeemed by the Company for the Redemption Price.

     ss.13 Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of ss.15 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement and at such time any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the Warranty Agent and deliver such Warrants so countersigned; and in case at the time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor warrant agent; and in all such cases such Warrants shall have the full forces provided in the Warrant and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such warrants whether in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

WARRANT AGREEMENT - PAGE 7
     ss.14 Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

     A. The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it.

     B. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

     C. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it to perform any duty hereunder either itself or by or through its attorneys, agents or employees.

     D. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

     E. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     F. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the performance of this Agreement except as a result of the Warrant Agent's negligence or bad faith.

     G. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any cost and expense which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights or action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

     H. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     I. The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

WARRANT AGREEMENT - PAGE 8
     ss.15. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mail, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like publication. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of a Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank, trust or stock transfer agent company having capital and surplus as shown by its last published report to its stockholders, of at least $500,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or publish any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

     ss.16. Identity of Transfer Agent. Forthwith upon the appointment of any Transfer Agent for the Common Stock or any subsequent Transfer Agent for shares of the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

     ss.17. Notices. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

         DIGITAL COMMUNICATION TECHNOLOGY CORPORATION
         16910 Dallas Parkway, Suite 100
         Dallas, Texas  75248
         Attention:  Chairman of the Board

Any notice pursuant to this Agreement to be given or made by the Company or the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

         Securities Transfer Corporation
         16910 Dallas Parkway, Suite 100
         Dallas, Texas  75248

     ss.18. Supplements and Amendments. The Company and the Warrant Agent may from time to supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the holders of Warrants.

     ss.19 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

WARRANT AGREEMENT - PAGE 9
     ss.20. Merger or Consolidation of the Company. The Company shall not effect any consolidation or merger with, or sale of substantially all its property to, any other corporation unless the corporation resulting from such merger (if not the Company) or consolidation or the corporation purchasing such property shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     ss.21. Texas Contract. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be construed in accordance with the laws of said State.

     ss.22. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                   DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION


                                  By:   /s/ Kevin B. Halter
                                     ------------------------------------------
                                            Kevin B. Halter
                                            Chairman of the Board


                                  SECURITIES TRANSFER CORPORATION


                                   By: /s/ Kevin B. Halter, Jr.
                                      -----------------------------------------
                                           Kevin B. Halter, Jr.
                                           President




WARRANT AGREEMENT - PAGE 10

                                    EXHIBIT A

                                [CLASS A WARRANT]

No.                                  [FRONT]
   -----                                            For the Purchase of Shares
                                                                       ----
                                                    of Common Stock, 1997

                  DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION

                           Redeemable Class A Warrants

                                Void After     ,1999
                                          ----
                  THIS CERTIFIES that is entitled to purchase from DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), upon the surrender of this Warrant to the Company at the principal office of the Warrant Agent hereinafter mentioned (or of its successor as Warrant Agent), provided, and only if, this Warrant shall be surrendered at any time on or before the close of business on ,1999, the number of fully paid and nonassessable shares of Common Stock, $.0002 par value ("Common Stock"), set forth above, evidenced by a certificate therefor, upon payment of the Warrant Price for the number of shares in respect of which this Warrant is exercised; provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of shares of Common Stock which may become purchasable pursuant to this Warrant may be adjusted, or property other than shares of Common Stock may become purchasable pursuant to this Warrant. The Warrant Price at which the Common Stock shall be purchasable upon the exercise of Warrants shall be $3.50 per share, payable upon the exercise of this Warrant, either in cash or by certified or official bank check, in United States Dollars, to the order of the Warrant Agent. No adjustment shall be made for any cash dividends on any shares of stock issuable upon exercise of this Warrant and no fractional shares of Common Stock shall be issued. The right of purchase represented by this Warrant is exercisable, at the election of the registered holder hereof, either as an entirety or from time to time in part only of the shares specified herein and, in the event that this Warrant is exercised in respect of fewer than all of such shares, a new Warrant for the remaining number of such shares will be issued on such surrender.

         The Warrant is issued under, and the Common Stock rights represented hereby are subject to (the "Warrant Agreement") the terms and provisions contained in a Warrant Agreement dated as of , 1997, between the Company and Securities Transfer Corporation, as Warrant Agent, to all the terms and provisions of which the registered holder of this Warrant, by acceptance hereof, assents. Reference is hereby made to the Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the office of the Warrant Agent. The Company shall not be required upon the exercise of this Warrant to issue fractions of shares, but shall make adjustment therefor in cash as provided in the Warrant Agreement.

         This Warrant may be redeemed by the Company, at its option, at any time on or after , 1999, on thirty days' prior written notice, at $0.01 per Warrant, if the closing bid price of the Common Stock on any national securities exchange listing the Common Stock or the closing bid quotation of the Common Stock on the bulletin Board maintained by NASDAQ has exceeded $3.50 for five consecutive trading days ending within 15 days of the notice of redemption. The redemption price is subject to adjustment based on adjustments to the Warrant Price. This Warrant may not be exercised after the close of business on the redemption date.


WARRANT AGREEMENT - PAGE 11

         The Warrant is transferable at the office of the Warrant Agent (or its successor as warrant agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement, and upon surrender of this Warrant. Upon any such transfer, a new Warrant, or new Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock will be issued to the transferee in exchange for this Warrant.

         This Warrant and similar Warrants when surrendered at the office of the Warrant Agent (or its successor as warrant agent) by the registered holder in person or by attorney duly authorized in writing may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

         This Warrant may be exercised only if a current prospectus relating to the Common Stock is then in effect and only if the shares of Common Stock are qualified for sale under the securities law of the state or states in which the Warrantholder resides.

         If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

         This Warrant shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION has caused to be printed herein the facsimile signature of its Chairman of the Board as of the date written above.

                                  DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION.
[SEAL]

                                  By:  /s/ Kevin B. Halter
                                     ------------------------------------------
                                       Kevin B. Halter
                                       Chairman of the Board



Attest:


/s/ Kevin B. Halter, Jr.
-------------------------------
Kevin B. Halter, Jr., Secretary




                                               SECURITIES TRANSFER CORPORATION


                                             By:
                                                -------------------------------
                                                  Authorized Signature



WARRANT AGREEMENT - PAGE 12

                                [CLASS B WARRANT]

    No.                             [FRONT]
       -----                                    For the Purchase of      Shares
                                                                   -----
                                                of Common Stock, 1997

                  DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION

                           Redeemable Class B Warrants

                                Void After , 2000

                  THIS CERTIFIES that is entitled to purchase from DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), upon the surrender of this Warrant to the Company at the principal office of the Warrant Agent hereinafter mentioned (or of its successor as Warrant Agent), provided, and only if, this Warrant shall be surrendered at any time on or before the close of business on ,2000, the number of fully paid and nonassessable shares of Common Stock, $.0002 par value ("Common Stock"), set forth above, evidenced by a certificate therefor, upon payment of the Warrant Price for the number of shares in respect of which this Warrant is exercised; provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of shares of Common Stock which may become purchasable pursuant to this Warrant may be adjusted, or property other than shares of Common Stock may become purchasable pursuant to this Warrant. The Warrant Price at which the Common Stock shall be purchasable upon the exercise of Warrants shall be $5.00 per share, payable upon the exercise of this Warrant, either in cash or by certified or official bank check, in United States Dollars, to the order of the Warrant Agent. No adjustment shall be made for any cash dividends on any shares of stock issuable upon exercise of this Warrant and no fractional shares of Common Stock shall be issued. The right of purchase represented by this Warrant is exercisable, at the election of the registered holder hereof, either as an entirety or from time to time in part only of the shares specified herein and, in the event that this Warrant is exercised in respect of fewer than all of such shares, a new Warrant for the remaining number of such shares will be issued on such surrender.

         The Warrant is issued under, and the Common Stock rights represented hereby are subject to (the "Warrant Agreement") the terms and provisions contained in a Warrant Agreement dated as of , 1997, between the Company and Securities Transfer Corporation, as Warrant Agent, to all the terms and provisions of which the registered holder of this Warrant, by acceptance hereof, assents. Reference is hereby made to the Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the office of the Warrant Agent. The Company shall not be required upon the exercise of this Warrant to issue fractions of shares, but shall make adjustment therefor in cash as provided in the Warrant Agreement.

         This Warrant may be redeemed by the Company, at its option, at any time on or after , 2000, on thirty days' prior written notice, at $0.01 per Warrant, if the closing bid price of the Common Stock on any national securities exchange listing the Common Stock or the closing bid quotation of the Common Stock on the bulletin Board maintained by NASDAQ has exceeded $5.00 for five consecutive trading days ending within 15 days of the notice of redemption. The redemption price is subject to adjustment based on adjustments to the Warrant Price. This Warrant may not be exercised after the close of business on the redemption date.


WARRANT AGREEMENT - PAGE 13

         The Warrant is transferable at the office of the Warrant Agent (or its successor as warrant agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement, and upon surrender of this Warrant. Upon any such transfer, a new Warrant, or new Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock will be issued to the transferee in exchange for this Warrant.

         This Warrant and similar Warrants when surrendered at the office of the Warrant Agent (or its successor as warrant agent) by the registered holder in person or by attorney duly authorized in writing may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

         This Warrant may be exercised only if a current prospectus relating to the Common Stock is then in effect and only if the shares of Common Stock are qualified for sale under the securities law of the state or states in which the Warrantholder resides.

         If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

         This Warrant shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION has caused to be printed herein the facsimile signature of its Chairman of the Board as of the date written above.

                                 DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION.


[SEAL]                            By:  /s/ Kevin B. Halter
                                     ------------------------------------------
                                          Kevin B. Halter
                                          Chairman of the Board


Attest:


/s/ Kevin B. Halter, Jr.
-------------------------------
Kevin B. Halter, Jr., Secretary



                                               SECURITIES TRANSFER CORPORATION

                                            By: ------------------------------
                                                 Authorized Signature


WARRANT AGREEMENT - PAGE 14

                                     [BACK]

                                    [FORM OF]

                              ELECTION TO PURCHASE

DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION
c/o Securities Transfer Corporation
16910 Dallas Parkway, Suite 100
Dallas, Texas  75248
Telephone: (972) 447-9890
Facsimile:  (972) 248-4797

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, shares of the stock provided for therein, and requests that certificates for such shares shall be issued in the name of
                                           ------------------------------------
                                               and be delivered to
-----------------------------------------------                    ------------
                            at
---------------------------   -------------------------------------------------
and, if said number of shares shall not be all of the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

         Dated:                 , 19
               -----------------
         Name of Warrantholder:
                                -----------------------------------------------
         Address:
                 -------------------------------------------------------------
         Signature:
                    -----------------------------------------------------------
                    Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

                                   ***********

                                    [FORM OF]

                                   ASSIGNMENT

For value received
                   -----------------------------------------------------------
hereby sell, assign and transfer unto
                                     -----------------------------------------
the within Warrant, together with all right, title and interest therein, and do
hereby irrevocably constitute and appoint                     attorney,
                                         ---------------------
to transfer said Warrant on the books of the within-named Corporation, with full power of substitution in the premises.

         Date:                             , 19
              -----------------------------    -----
         Signature:
                   ----------------------------------
                    Note: The above signature must correspond with the name written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

WARRANT AGREEMENT - PAGE 15

 Exhibit 5

                     [Letterhead of Rudolph L. Ennis, Esq.]


May 2, 1997

Digital Communications Technology Corporation
16910 Dallas Parkway, Suite 100
Dallas, Texas 75248

  Re:  Registration Statement on Form SB-2
       Class A Warrants, Class B Warrants and Shares of Common Stock

Ladies and Gentlemen:

In connection with your registration on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,047,448 Redeemable Class A Warrants and 1,831,190 Redeemable Class B Warrants (the "Warrants"), issuable as a dividend to holders of the Common Stock of the Company, and of 2,878,638 Shares of Common Stock (the "Common Stock"), issuable upon exercise to holders of the Warrants, it is my opinion that:

     (i) the Company has the authority to issue the Warrants and the Common Stock in the manner and under the terms set forth in the Registration Statement;

     (ii) the Warrants have been duly authorized and, when issued and delivered in accordance with their terms, will be validly issued, fully paid and non-assessable; and

     (iii) the Common Stock has been duly authorized and, when issued, delivered and paid for upon exercise by holders of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

I express no opinion as to compliance with the securities or "blue sky" laws of any state.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and its use as a part of the Registration Statement. This opinion is furnished to the Company solely for its benefit in connection with the Registration Statement. It is not to be used or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,

 /s/ Rudolph L. Ennis
--------------------------------
Rudolph L. Ennis
General Counsel of the Company

Exhibit 10.6

                                 LEASE AGREEMENT

     THIS LEASE is executed this 25th day of February, 1997, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION, a Delaware corporation ("Tenant").

                                   WITNESSETH:

                          ARTICLE 1 - LEASE OF PREMISES

              Section 1.01. Basic Lease Provisions and Definitions.

     A. Leased Premises Address: 4925 West 86th Street; Indianapolis, Indiana 46268; Building No. 129 (the "Building");

     B. Rentable Area: approximately 172,000 square feet;

     Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. Landlord's determination of Rentable Area made in good faith shall conclusively be deemed correct for all purposes hereunder, including without limitation the calculation of Tenant's Proportionate Share and Tenant's Minimum Annual Rent; provided however, that Landlord agrees that Rentable Area shall be calculated based upon ground floor square footage and shall not include any mezzanine areas.

     C. Tenant's Proportionate Share: 53.75% (The total square footage of the Building being approximately 320,000 square feet);

     D. Minimum Annual Rent:

         June 1, 1997 - May 31, 2007              $612,320.04 per year

     E. Monthly Rental Installments:

         June 1, 1997 - May 31, 2007              $51,026.67 per month

     F.  Landlord's  Share of  Expenses:  $0.91 times the  rentable  area of the
                                                    Building;

     G. Term: ten (10) years;

     H. Commencement Date: June 1, 1997;

     I. Security Deposit: $51,026.67;

     J. Guarantor(s): N/A;

     K. Broker(s): Duke Realty Limited Partnership representing Landlord, and Spero Pulos of Harding Dahm & Co. representing Tenant;

     L. Permitted Use: Office, distribution, order fulfillment and warehouse use in connection with the reproduction of music and video on compact discs and video tapes, or any other lawful use provided that Tenant first obtains Landlord's prior written consent, which consent shall not be unreasonably withheld;

M.       Address for notices:

         Landlord:         Duke Realty Limited Partnership
                           8888 Keystone Crossing, Suite 1200
                           Indianapolis, IN 46240

         Tenant:  Digital Communications Technology Corporation
                           4925 West 86th Street
                           Indianapolis, IN  46268

         Address for rental and other payments:

                           Duke Realty Limited Partnership
                           P.O. Box 66259
                           Indianapolis, IN  46266

     Section 1.02. Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord subject to all of the terms and conditions set forth herein, that portion of the Building described in the Basic Lease Provisions and outlined on Exhibit A attached hereto (the "Leased Premises"). Landlord also grants to Tenant, together with and subject to the rights granted from time to time by Landlord to other Tenants and occupants of Landlord's premises, the right to use the common parking area adjoining the Building.

                         ARTICLE 2 - TERM AND POSSESSION

     Section 2.01. Term. The term of this Lease ("Lease Term") shall be the period of time specified in the Basic Lease Provisions and shall commence on the Commencement Date described in the Basic Lease Provisions (except as otherwise provided in Section 17.13 hereof). Upon delivery of possession of the Leased Premises to Tenant (other than for fixturing purposes as contemplated in Section
17.13 hereof), Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date of this Lease, and (ii) that Tenant has accepted the Leased Premises for occupancy and that the condition of the Leased Premises (including any Tenant finish improvements constructed thereon) and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects. Except for any items set forth by Landlord and Tenant on a punchlist to be prepared by the parties pursuant to a "walk through" of the Leased Premises to be performed prior to Tenant's occupancy, if Tenant takes possession of, occupies and commences business use of the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises as described above, even though Tenant may not have executed the letter of understanding.

     Section 2.02. Construction of Tenant Improvements. Tenant has personally inspected the Leased Premises and, except as otherwise expressly provided in
Article 7 hereof, accepts the same "as is" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements designated as Landlord's obligations in the attached Exhibit B, so that the Leased Premises will be available for Tenant's occupancy by the Commencement Date. Such improvements shall be in accordance with and at the expense of the party indicated on Exhibit B.

     Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Leased Premises without terminating this Lease, Tenant shall immediately surrender the Leased Premises to Landlord, in broomclean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair. Tenant shall also remove its personal property, trade fixtures and any of Tenant's alterations designated by Landlord; promptly repair any damage caused by such removal; and restore the Leased Premises to the condition existing prior to the installation of the items so removed. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, and Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All property of Tenant which is not removed within twenty (20) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property without thereby incurring any liability to Tenant; provided however, that Landlord shall not be liable to Tenant for any damage to Tenant's property subsequent to the expiration or earlier termination of this Lease except to the extent that such damage results directly from Landlord's negligence. The provisions of this section shall survive the expiration or other termination of this Lease.

     Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a Tenant from month to month at 125% of the Monthly Rental Installment in effect at the end of the Lease Term (plus Additional Rent as provided in Article 3 hereof), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days prior written notice from Landlord to vacate.

                                ARTICLE 3 - RENT

     Section 3.01. Base Rent. Tenant shall pay to Landlord as Minimum Annual Rent for the Leased Premises the sum specified in the Basic Lease Provisions, payable in equal consecutive Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated based on the number of days during the month this Lease was in effect in relation to the total number of days in such month.

     Section 3.02. Additional Rent. In addition to the Minimum Annual Rent specified in this Lease, Tenant agrees to pay to Landlord for each calendar year during the Lease Term, as "Additional Rent," Tenant's Proportionate Share (as described in the Basic Lease Provisions) of all costs, charges and expenses paid or incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and appurtenant common areas (collectively "Common Area Charges") to the extent such Common Area Charges exceed Landlord's Share of Expenses (that is, Common Area Charges minus Landlord's Share of Expenses, mites Tenant's Proportionate Share).

     "Operating Expenses" shall mean all of Landlord's expenses for operation, repair, replacement and maintenance as necessary to keep the Building and appurtenant common areas and access roads in good order, condition and repair, including, but not limited to, management fees; utilities; stormwater discharge fees; license, permit, inspection and other fees; environmental and pollution testing and consultation fees related thereto; fees and assessments imposed by any covenants or owners' association; tools and supplies; security services; insurance premiums; and maintenance and repair of the driveways, adjacent roadways and parking areas (including snow removal), exterior lighting facilities, landscaped areas, walkways, curbs, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof and gutters. Operating
Expenses shall not include costs of capital improvements unless such capital improvements are required by any governmental authority, law or regulation, in which event such capital expenditure shall be amortized pursuant to generally accepted accounting principles, and only the amortized portion thereof shall be included in Operating Expenses each year.

     "Real Estate Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, income or estate taxes) imposed upon the Building and appurtenant common areas and access roads (or against Landlord's business of leasing the Building) by any authority having the direct or indirect power to tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes. If the property is not separately assessed, then Tenant's liability shall be an equitable proportion of the real estate taxes for all of the land and improvements included within the tax parcel assessed.

     Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Leased Premises or elsewhere. Tenant shall cause such trade fixtures, furniture, equipment and all other personal property to be assessed and billed separately from the Leased Premises.

     Section 3.03. Payment of Additional Rent. Landlord shall be entitled to estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, whereupon commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent; provided, however, Tenant shall not be entitled to a credit if actual Common Area Charges are less than Landlord's Share of Expenses. To the extent that the Lease Term includes any partial calendar years, the Additional Rent included in this section shall be prorated based upon the number of days in such calendar year included within the Lease Term divided by 360.

     Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated costs and expenses, including administrative costs and attorneys' fees, if Tenant fails to timely pay any payment required hereunder. Therefore, as compensation for such additional expenses, and in addition to the other remedies available to Landlord hereunder, if any payment of Minimum Rent or any other sum or charge required to be paid by Tenant to Landlord hereunder shall become overdue for a period of ten (10) days, a late charge of five percent (5%) of the payment so due shall be paid by Tenant as additional rent. Notwithstanding the foregoing sentence, Landlord shall provide Tenant with a written courtesy notice of such default and Tenant shall have an additional five (5) days to cure such default before Landlord imposes such late charge; provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular default, nor more than two (2) times in any consecutive twelve (12) month period with respect to any payment defaults in the aggregate. In addition, if Tenant fails to pay within fifteen (15) days after the same is due and payable any sum or charge required to be paid by Tenant to Landlord, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of fifteen percent (15%) per annum.

     Section 3.05. Maximum Increase in Operating Expenses. Notwithstanding anything in this Lease to the contrary:

     a) Uncontrollable Expenses. Tenant will be responsible for Tenant's Proportionate Share of Real Estate Taxes, reasonable costs and expenses of contesting the validity or amount of Real Estate Taxes; insurance premiums; snow removal; association dues; and any other expenses which Landlord shall reasonably determine to be uncontrollable expenses, without regard to the level of increase in any or all of the above in any year or other period of time.

     b) Controllable Expenses. Tenant's obligation to pay increases in costs and expenses related to: water and sewer; repair and maintenance of the roof, landscaping and parking lot; mowing, management fees, trash collection, fire protection, security and other costs associated with the exterior maintenance of the Building (herein "Controllable Expenses") shall be limited to a $0.015 per square foot increase each calendar year commencing with calendar year 1998 over the amount the Controllable Expenses would have been had the Controllable Expenses increased at the rate of $0.015 per square foot per annum in all previous calendar years. For purposes of this Lease and the foregoing calculation, the 1997 calendar year's Controllable Expenses per square foot shall be Seventeen Cents ($.17).

     Section 3.06. Books and Records; Audit. Tenant shall have the right to audit Landlord's book and records pertaining to Additional Rent for any year within 60 days after receipt of a reconciliation statement therefor so as to verify the accuracy of same. Any information obtained by Tenant pursuant to such audit shall be kept confidential by Tenant. If such audit accurately discloses an error in calculation of Additional Rent, Landlord shall credit Tenant for any overcharge or bill Tenant for any undercharge.

                          ARTICLE 4 - SECURITY DEPOSIT

     Tenant, upon execution of this Lease, shall deposit with Landlord the Security Deposit as specified in the Basic Lease Provisions as security for the full and faithful performance by Tenant of all of the terms, conditions and covenants contained in this Lease on the part of Tenant to be performed, including but not limited to the payment of the rent. In the event of a default by Tenant of any term, condition or covenant herein contained, Landlord may apply all or any part of such security deposit to curing all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the security deposit. All sums held by Landlord pursuant to this section shall be without interest. Within thirty (30) days after the end of the Lease Term, provided that there is then no uncured default, Landlord shall return the security deposit to Tenant.

                                 ARTICLE 5 - USE

     Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely as provided in the Basic Lease Provisions, and for no other purposes without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     Section 5.02. Covenants of Tenant Regarding Use. In connection with its use of the Leased Premises, Tenant agrees to do the following:

     (a) Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions of the Landlord, including any Rules and Regulations that may be adopted by Landlord from time to time.

     (b) Tenant shall not (i) use the Leased Premises for any unlawful purpose or act, (ii) commit or permit any waste or damage to the Leased Premises, (iii) store any inventory, equipment or any other materials outside the Leased Premises without the prior written approval of Landlord (provided, however, that Landlord agrees that Tenant may be permitted to store pallets outside the Leased Premises in the area at the Southwest corner of the Building as shown on the attached Exhibit A so long as such area is within a fenced enclosure to be constructed by Tenant at its own expense and provided that such storage is in compliance with all governmental laws, rules and regulations), or (iv) do or permit anything to be done in or about the Leased Premises or appurtenant common areas which constitutes a nuisance or which will in any way obstruct or interfere with the rights or other Tenants or occupants of the Building or injure or any them. Landlord shall into be responsible to Tenant for the nonperformance by any other Tenant or occupant of the Building of its lease or of any Rules and Regulations. Landlord agrees that any enforcement of any Rules and regulations by Landlord will be done on a non-discriminatory basis.

     (c) Tenant shall not overload the floors of the Leased Premises as to cause damage to the floor. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand.

     (d) Tenant shall not use the Leased Premises, or allow the Leased Premises to be use, for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as Additional Rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Leased Premises and attributable to the use being made of the Leased Premises by Tenant.

     (e) Tenant may, at its own expense, erect a sign concerning its business which shall be in keeping with the decor and other signs on the Building, provided that such sign is first approved by Landlord in writing, which consent shall not be unreasonably withheld. Landlord's approval, if given, may be conditioned upon such criteria as Landlord deems reasonably appropriate to maintain the area in a neat and attractive manner. Notwithstanding the foregoing, Landlord approves the signage described on the attached Exhibit C. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease term, Tenant shall promptly remove the sign and repair any resulting damage to the Leased Premises or Building.

     Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the appurtenant common areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

     (a) Landlord may install such signs, advertisements, notices or Tenant identification information as it shall deem reasonably necessary or proper.

     (b) Landlord shall have the right at any time to reasonably change or otherwise alter the appurtenant common areas so long as Tenant's access to the Leased Premises are not unreasonably and materially impaired thereby. Landlord may control the appurtenant common areas in such manner as it reasonably deems necessary or proper.

     (c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time during normal business hours (except in the event of an emergency), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in Section 7.02 hereof. If Tenant is not present to open and permit such entry into the Leased Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Leased Premises by means of a master or pass key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

                       ARTICLE 6 - UTILITIES AND SERVICES

     Tenant shall obtain in its own name and shall pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises, including but not limited to: natural gas, heat, light, electrical power, telephone, janitorial service, refuse disposal and other utilities and services. However, water and sewer utilities are jointly metered with other property, and Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such water and sewer utilities and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Leased Premises; and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

                       ARTICLE 7 - MAINTENANCE AND REPAIRS

     Section 7.01. Tenant's Responsibility. During the term of this Lease, Tenant shall, at its own cost and expense, maintain in good condition and repair the interior of the Leased Premises, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, sprinkler and plumbing systems. Tenant, at its expense, shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems which shall be subject to Landlord's reasonable approval. Tenant shall provide Landlord with a copy of the preventive maintenance contract no later than ninety (90) days after the Commencement Date. The preventive maintenance contract shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis. Notwithstanding the foregoing, provided Tenant maintains a preventative maintenance contract approved by Landlord, Landlord warrants the Leased Premises to be free from material defects in materials or workmanship for the first year of the term of the Lease. Additionally, Landlord will use good faith efforts to make available to Tenant any and all warranties received by Landlord from subcontractors and manufacturers with respect to the Leased Premises and the equipment/systems servicing same.

     Section 7.02. Landlord's Responsibility. Landlord represents to Tenant that as of the date hereof the Leased Premises are in compliance in all material respects with all governmental laws, rules and regulations concerning the construction thereof. During the term of this Lease, Landlord shall maintain in good condition and repair the roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall be included in Operating Expenses except to the extent otherwise provided in Section 3.02 hereof; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs at Tenant's expense.

     Section 7.03. Alterations. Tenant shall not permit structural or non-structural alterations or additions in or to the Leased Premises unless and until the plans have been approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed so long as same is in compliance with all applicable building codes and does not negatively affect the marketability or value of the Building. Landlord agrees that such work may be performed by third party contractors subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations or improvements, except movable office furniture and equipment and trade fixtures, shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. If Landlord consents to Tenant's performance of alterations or additions to the Leased Premises, Tenant shall ensure that all alterations and improvements which are made or necessitated thereby shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Tenant shall indemnify and save harmless Landlord from all costs, loss or expense in connection with any construction or installation. No person shall be entitled to any lien directly or indirectly derived through or under Tenant or through or by virtue of any act or omission of Tenant upon the Leased Premises for any improvements or fixtures made thereon or installed therein or for or on account of any labor or material furnished to the Leased Premises or for or on account of any labor or material furnished to the Leased Premises or for or on account of any matter or thing whatsoever; and nothing in this Lease contained shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for, or material claimed to have been furnished to, Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing by bonding or in any other lawful manner, or otherwise provide security/collateral reasonably acceptable to Landlord during the period that Tenant diligently contests such lien. Tenant shall indemnify and save harmless Landlord from all costs, losses, expenses, and attorneys' fees in connection with any such lien.

                              ARTICLE 8 - CASUALTY

     Section 8.01. Casualty. In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair the Leased Premises at Landlord's expense; provided, however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the Tenant finish improvements as were originally required to be made by Landlord, if any. Any insurance proceeds not used by Landlord in restoring or repairing the Leased Premises shall be the sole property of Landlord. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage thereto. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred twenty (120) days from the date of the casualty event; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then , in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days written notice to the other party, terminate and cancel this Lease; and all further obligations hereunder shall thereupon cease and terminate.

     Section 8.02. Fire and Extended Coverage Insurance. During the term of this Lease, Landlord shall maintain fire and extended coverage insurance on the Building, but shall not protect Tenant's property on the Leased Premises; and, notwithstanding the provisions of Section 9.01, Landlord shall not be liable for any damage to Tenant's property, regardless of cause, except to the extent caused directly by the negligence of Landlord or its employees or, agents. Tenants hereby expressly waives any right of recovery against Landlord (or any other Tenant of the Building) for damage to any property of Tenant located in or about the Leased Premises, however caused except to the extent caused directly by, the negligence of Landlord or its employees or, agents; and, notwithstanding the provisions of Section 9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for damage to the Leased Premises or the Building which is insured against under Landlord's fire and extended coverage insurance. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease and agreeing not to acquire any rights of recovery which the insured has expressly waived prior to loss.

                         ARTICLE 9 - LIABILITY INSURANCE

     Section 9.01. Tenant's Responsibility. Except to the extent such damage, injury or death is directly the result of Landlord's negligence, Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the appurtenant common areas, or (ii) the occurrence of any accident in or about the Leased Premises or the appurtenant common areas, or (iii) any act or neglect of Tenant or any other Tenant or occupant of the Building or of any other person; and Tenant hereby releases Landlord from any and all liability for the same. Tenant shall be liable for, and shall indemnify and defend Landlord and hold it harmless from, any and all liability for (i) any act or neglect of Tenant and any person coming on the Leased Premises or appurtenant common areas by the license of Tenant, express or implied, (ii) any damage to the Leased Premises, and (iii) any loss of or damage or injury to any person (including death resulting therefrom) or property cause, except for any loss or damage from fire or casualty insured as provided in Section 8.02 and except to the extent for that caused directly by Landlord's negligence. Notwithstanding the foregoing, Tenant shall bear the risk of any loss or damage to its property as provided in Section 8.02.

     Section 9.02. Tenant's Insurance. Tenant, in order to insure against the liabilities specified in this Lease, shall at all times during the term of this Lease carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

     A. Worker's Compensation: minimum statutory amount.

     B. Comprehensive General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $1,000,000 Combined Single Limit for both bodily injury and property damage.

     C. Fire and Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's property.

     D. Business interruption insurance.

     The insurance policy or policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be cancelled on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverage. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

                           ARTICLE 10 - EMINENT DOMAIN

     If all or any substantial part of the Building or appurtenant common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant within fifteen (15) days after possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain in such a manner that the Leased Premises shall become unusable by Tenant for the purpose for which it is then being used, Tenant may terminate this Lease by giving written notice to Landlord within fifteen (15) days after possession of the Leased Premises or part thereof is so taken. Tenant shall have no claim against Landlord on account of any such acquisition for the value of any unexpired lease term remaining after possession of the Leased Premises is taken. All damages awarded with respect to the Leased Premises shall be divided between Landlord and Tenant as their interests then appear.

                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE

     Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing sentence, Tenant may, without Landlord's prior written consent, assign this Lease or sublet the Leased Premises to an entity controlled by, controlling, or under common control with Tenant; provided however, that Tenant shall promptly notify Landlord of such an event and provide Landlord with a copy of the written instrument effecting same. In the event of any assignment or subletting, Tenant shall remain primarily liable to perform all of the covenants and conditions contained in this Lease, including but not limited to payment of Minimum Rent and Additional Rent as not limited to payment of Minimum Rent and Additional Rent as provided herein. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises.

     Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's discretion and opinion (i) the use of the Leased Premises is or may be materially, adversely affected; (ii) the business reputation of the proposed assignee or subTenant is reasonably deemed unacceptable; or (iii) the financial worth of the proposed assignee or subTenant is insufficient to meet the obligations hereunder. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised in trade journals to be less than the then current rent for similar premises in the Park. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

                       ARTICLE 12 - TRANSFERS BY LANDLORD

     Section 12.01. Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building at any time during the term of this Lease, subject only to the rights of Tenant hereunder; and such sale and conveyance shall not operate to release Landlord from liability hereunder accruing before the date of such conveyance.

     Section 12.02. Subordination and Estoppel Certificate. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage; and the recording of any such mortgage shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Within thirty (30) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost:

     (a) any instrument which Landlord may deem necessary or desirable to confirm the subordination of this Lease, provided same contains a reasonable non-disturbance provision. If Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant.

     (b) an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed), and (iv) any other matters or state of facts reasonably required respecting the Lease or Tenant's occupancy of the Leased Premises. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of all or any part of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified and that there are no uncured defaults in Landlord's performance hereunder.

     (c) Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default. Tenant shall, in the event any proceedings are brought to foreclose any such mortgage, attorn to the purchaser upon any such foreclosure and recognize such purchaser as the landlord under this Lease Landlord represents to Tenant that there is no mortgage lien against the Building as of the date hereof.

     Section 12.03. Lender's Rights. Landlord shall have the right, at any time and from time to time, to notify Tenant in writing that Landlord has placed a mortgage on the Building, specifying the identity of the Lender ("Lender"). Following receipt of such notice, Tenant agrees to give such Lender a copy of any notice of default served by Tenant on Landlord. Tenant further agrees that if Landlord fails to cure any default as provided in Section 13.03 herein, Lender shall have an additional thirty (30) days within which to cure such default; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Lender commences such performance within said thirty-day period and thereafter diligently completes the same.

                         ARTICLE 13 - DEFAULT AND REMEDY

     Section 13.01. Default. The occurrence of any of the following shall be deemed an "Event of Default":

     (a) Tenant shall fail to pay any Monthly Rental Installment or Additional Rent within ten (10) days after the same shall be due and payable, or Tenant shall fail to pay any other amounts due Landlord from Tenant within fifteen (15) business days after the same shall be due and payable. Landlord shall provide Tenant with a written courtesy notice of such default and Tenant shall have an additional five (5) days to cure such default before Landlord exercises its default remedies; provided. however. that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular default, nor more than two (2) times in any consecutive twelve (12) month period with respect to any payment defaults in the aggregate.

     (b) Tenant shall fail to perform or observe any term, condition, covenant or obligation as required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty day period and thereafter diligently completes the required action within a reasonable time.

     (c) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant shall be insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within sixty (60) days thereafter; dissolution or other termination of Tenants corporate charter if Tenant is a corporation.

     Section 13.02. Remedies. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

     (a) Landlord may apply the security deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

     (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (as reasonably determined by Landlord) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, Tenant finish improvements, and brokers' and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease. Additionally, in consideration for Landlord agreeing to terminate the leases of Digital Communications Technology Corporation in Building No. 83 and MagneTech Corporation in Building No. 84. Tenant agrees that "Default Damages" shall also include any net losses of rental income (after taking into account a proportionate share of any Tenant improvements and leasing commissions incurred by Landlord in procuring new Tenants) incurred by Landlord in connection with the termination of the above-referenced leased for the time period accruing through May 31, 1999.

     (c) Landlord may, without terminating this Lease, reenter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

     (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

     (e) In addition to the defaults and remedies described above, the parties hereto agree that if Tenant defaults in the performance of any (but not necessarily the same) term or condition of this Lease three (3) or more times during any twelve (12) month period, regardless of whether such defaults are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Event of Default.

     Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it shall fail to perform or observe any term, condition, covenant or obligation as required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord and to Lender, if any; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any rent due hereunder except to the extent permitted by an order of a court of competent jurisdiction.

     Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord (whether compensatory or punitive in nature), Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building (and/or (i) to the net proceeds received by Landlord with respect to a sale of the Building(whether pursuant to an execution of a judgment or otherwise in event that such sale occurs after notification by Tenant to Landlord of such default (provided however, except in the situation of sale pursuant to the execution of a judgment by Tenant, only to the extent that Tenant is unsuccessful in enforcing same against the transferee), (ii) to any insurance or condemnation proceeds received by Landlord with respect to the Building, (iii)to any public liability insurance proceeds payable to Landlord as a result of a liability to Tenant which Tenant is seeking to enforce. and/or (iv) to the net income received by Landlord from the Building subsequent to notification of such default). For the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment and that Landlord shall not be personally liable for any deficiency.

     The references to "Landlord" in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Landlord" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation thereafter required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations.

     Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall be construed to be a waiver thereof or affect its right thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for the attorneys' fees incurred thereby.

                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE Tenant
                             {INTENTIONALLY OMITTED}

                    ARTICLE 15 - NOTICE AND PLACE OF PAYMENT

     Section 15.01. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to (i) the party who is to receive such notice at the address specified in the Basic Lease Provisions and (ii) in the case of a default notice from Tenant to Landlord, any Lender designated by Landlord. When so mailed, the notice shall be deemed to have been given as of the date three (3) days after it was mailed if sent by certified mail, or one (1) day after the date when mailed if sent by overnight courier.. Either party may change its address by giving written notice thereof to the other party.

     Section 15.02. Place of Payment. All payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address specified in the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice to Tenant.

 ARTICLE 16 - Tenant'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS
                                   SUBSTANCES.

     Section 16.01. Definitions.

     a. "Environmental Laws" - All federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Resource Conservation and Recovery Act; the Federal Toxic Substance Control Act; the Clean Air Act; the Clean Water Act; the rules and regulations of the Federal Environmental Protection Agency, or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

     b. "Hazardous Substances" - Includes:

     (i)  Those  substances   included  within  the  definitions  of  "hazardous
substances,"   "hazardous  materials",   "toxic  substances"  "solid  waste"  or
"infectious waste" in any of the Environmental Laws; and

     (ii) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous, toxic or infectious under present or future Environmental Laws or other federal, state, or local laws or regulations.

     Section 16.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises. Tenant shall promptly comply with any notice from any source issued pursuant to the Environmental Laws or with any notice from any insurance company pertaining to Tenant's use, occupancy, maintenance or alteration of the Leased Premises, whether such notice shall be served upon Landlord or Tenant.

     Section  16.03.   Restrictions  on  Tenant.   Tenant  shall  not  cause  or
intentionally permit to occur:

     a. Any violation of the Environmental Laws related to environmental conditions on, under, or about the Leased Premises, or arising from Tenant's use or occupancy of the Leased Premises, including, but not limited to, soil and ground water conditions.

     b. The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under, or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for general office use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

     Section 16.04. Notices Affidavits Etc.

     a. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source.

     b. Tenant shall execute affidavits, representations and the like from time to time, within five (5) days of Landlord's request therefor, concerning
Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

     Section 16.05. Landlord's Rights.

     a. Landlord and its agent shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon at any time to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby, except to the extent caused directly by Landlord's negligence.

     b. If Landlord, any lender or governmental agency shall ever require testing to ascertain whether there has been a release of Hazardous Substances on, under or about the Leased Premises or a violation of the Environmental Laws, and such requirement arose in whole or in part because of an act or omission on the part of Tenant, then the reasonable costs thereof equitably attributable to Tenant's act or omission shall be reimbursed by Tenant to Landlord upon demand as Additional Rent.

     Section 16.06. Tenant's Indemnification. Tenant shall indemnify and hold harmless Landlord and Landlord's managing agent from any and all claims, loss, liability, costs, expenses or damage, including attorneys' fees and costs of remediation, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 16. The covenants and obligations of Tenant under this Article 16 shall survive the expiration or earlier termination of this Lease.

     Section 16.07. Landlord's Representations. Landlord has provided Tenant with a copy of that certain 1995 environmental assessment report of the Building prepared by EMCON. Landlord shall indemnify and hold harmless Tenant claims, loss, liability, cost, expenses or damage, including attorney's fees and costs of remediation incurred by Tenant in connection with any release by Landlord of Hazardous Substances on, under or about the Leased Premises in violation of the Environmental Laws. Additionally, Landlord hereby agrees that in the event that any environmental regulatory agency orders Tenant to cease its business operations in the Leased Premises as a result of an environmental condition of the Leased Premises not caused or contributed to by Tenant or Tenant's agents, employees, contractors, guests or invitees, and such order is not stayed or rescinded within thirty (30) days from the date thereof, then Tenant may, upon thirty {30) days' written notice to Landlord terminate and cancel this Lease, and all further obligations thereunder shall therefore cease and terminate.

                           ARTICLE 17 - MISCELLANEOUS

     Section 17.01. Benefit of Landlord and Tenant. This Lease and all of the terms and provisions hereof shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

     Section 17.02. Governing Law. This Lease shall be governed in accordance with the laws of the State of Indiana.

     Section 17.03. Guaranty. {INTENTIONALLY OMITTED} ]

     Section 17.04. Force Majeure. Either party shall be excused for the period of any delay in the performance of any obligation hereunder (other than rent payment obligations) when such delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; unusual weather conditions; acts or omissions of governmental or political bodies; or civil disturbances or riots.

     Section 17.05. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the Building or with respect to the suitability or condition of any part thereof for the conduct of Tenant's business except as provided in this Lease.

     Section 17.06. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

     Section 17.07. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are those named in the Basic Lease Provisions and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Each party shall indemnify and hold the other harmless from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

     Section 17.08. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Lease Term, have the quiet enjoyment and peaceful possession of the Leased Premises without hindrance from Landlord or any persons lawfully claiming under Landlord, except as may be provided in Section 12.02 hereunder.

     Section 17.09. Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

         Section 17.10. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within one hundred twenty (120) days following the end of Tenant's fiscal year, a copy of Tenant's most recent certified and audited financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be prepared in conformity with generally accepted accounting principles, consistently applied.

     Section 17.11. Tenant's Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Lease has been taken by Tenant; and (iii) the individual executing and delivering this Lease on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

     Section 17.12. Representations and Indemnifications. INTENTIONALLY OMITTED

     Section 17.13. Early Occupancy. Landlord shall allow Tenant to take possession of the warehouse portion of the Leased Premises on April 1, 1997 for fixturing purposes. In the event that such early occupancy is not available by such date, all dates in this Lease shall be delayed day-for-day until such early occupancy is available. and the parties will execute an amendment to this Lease acknowledging same once such dates are fixed in the event of such a delay. Tenant agrees to coordinate its fixturing work with the work of Landlord such that Tenant's work does not interfere with or delay Landlord's work; provided, however, that neither Landlord nor any of Landlord's affiliates shall have any responsibility or liability whatsoever for any injury (including death) to persons or loss or damage to any of Tenant's leasehold improvements, fixtures, equipment or any other materials installed or left in the Leased Premises prior to the Commencement Date except to the extent such damage is caused directly by the negligence of Landlord. All of the terms and conditions of this Lease will become effective upon Tenant taking possession of the Leased, Premises except for the payment of Minimum Annual Rent and Additional Rent which will commence on the Commencement Date. Landlord agrees to use good faith efforts to cooperate with Tenant and Tenant's contractors in connection with Tenant's proposed construction activities during this early occupancy period.

     Section 17.14. Expansion Option. Provided that (i) Tenant is not in default hereunder beyond any applicable cure periods, (ii) the creditworthiness of Tenant is then at least as good as exists on the date hereof. and (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and, (iv) there is not available for lease to Tenant an additional 68.800 square feet of space in the Building, Tenant shall have the right (the "Expansion Option") to elect by written notice to Landlord on or before August 31. 1999 to cause Landlord to construct an addition to the Building consisting of warehouse space contiguous to the Leased Premises (the "Addition"), of which Addition Tenant shall agree in such notice to lease either 68,800. 86.000 or 137,600 square feet of space (the "Expansion Space"). At Landlord's discretion, Landlord may construct the Addition totaling more square feet than the square footage to be leased by Tenant, provided that Tenant shall have a right of refusal with respect to such additional space as described in Section 17.16 hereof. The term for the Expansion Space shall be coterminous with the Lease Term for the original Leased Premises, and shall commence upon substantial completion of the Addition (which shall be on or about a date which is nine months after Landlord's receipt of Tenant's notice electing to exercise Tenant's Expansion Option}, or, if earlier. the date that Tenant commences use thereof. The Minimum Annual Rent for the Expansion Space (which shall be normal warehouse shell space with the only upgrade being air exchanges comparable to those being installed in the Leased Premises} shall be payable monthly and shall be $3.68 per square foot through May 31, 1999 and $3.86 per square foot from June 1, 1999 through May 31, 2007. All other terms and provisions of this Lease (including the options to extend set forth in Section 17.15 hereof, at the rental rates described therein) shall apply with like force and effect to the Expansion Space as are applicable to the original Leased Premises. If Tenant shall promptly agree upon any Tenant improvements to be made to the Expansion Space, which shall be at Tenant's expense. In the event that Tenant exercises the Expansion Option, Landlord shall limit the term of any lease for any balance of the Addition to a maximum of three (3) years or to include in any such lease the right to relocate the Tenant. If Tenant's expansion needs through May 31, 2000 do not exceed 68.800 square feet, Landlord will use reasonable good faith efforts to accommodate Tenant's expansion needs in an off-site warehouse location within Park 100 Business Park (the "Park").

     Section 17.15. Option to Extend.

     A. Grant and Exercise, of Option. Provided (i) Tenant is not in default hereunder beyond any applicable cure periods (ii) the creditworthiness of Tenant is then at least as good as exists on the date hereof. and (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises for the Term immediately preceding the Extension Term (defined below), Tenant shall have the option to extend the Term of this Lease for two (2) additional periods of five (5) years each (the "Extension Term(s)"). The Extension Terms shall be upon the same terms and conditions contained in the Lease for the original ten (10) year term except {if this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any (ii) the Minimum Annual Rent shall be adjusted as set forth below the "Rent Adjustment"), and (iii] the Landlord's Share of Expenses set forth in Section 1.01 hereof shall be renegotiated by the parties in good faith. Tenant shall exercise such option by (i) delivering to Landlord, no later than November 30, 2006 for the first five (5) year option and November 30, 2111 for the second five (5) year option, written notice of Tenant's desire to extend the Term of the Lease (ii) delivering to Landlord within ten (10) business days of receipt of the Rent Adjustment, written notice of its acceptance thereof. Unless Landlord otherwise agrees in writing, Tenant's failure to timely exercise such option shall waive it and any succeeding option. Landlord shall notify Tenant of the amount of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building reflecting the terms and conditions of the Extension Term.

     B. Market Rent Adjustment. The Minimum Annual Rent for the first five (5) year option to extend shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective Tenants of the Building and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park, excluding free rent and other concessions. however. not to exceed $4.22 per square foot. The Minimum Annual Rent for the second five (5) year option to extend shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to perspective Tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building. and if none, then in similar buildings in the Park, excluding free rent and other concessions, however, not less than $4.22 per square foot, and provided further however, that in no event shall the Minimum Annual Rent during any Extension Term be less than the highest Minimum Annual Rent payable during the immediately preceding Term. The Minimum Monthly Rent shall be an amount equal to one - twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

     Section 17.16 Right of First Refusal. Provided that (i) Tenant is not in default hereunder beyond any applicable cure periods. (ii) the creditworthiness of Tenant is then at least as good as exists on the date hereof. and (iii)
Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, Tenant shall have the right of first refusal ("Refusal Option") to lease the existing adjacent 148,000 square feet of space in the Building, and/or the Addition when and if it is constructed ("Refusal Space") as such space becomes available for leasing during the Lease Term. The term for the Refusal Space shall be coterminous with the Lease Term, provided, however, that the minimum term for shall be three (3) years and the Lease Term if necessary, to be coterminous with the term for the Refusal Space. The Refusal Space shall be offered to Tenant at the rental rate and upon such other terms and conditions as are then being offered to a specific third party prospective Tenant, but in no event shall such rental rate be less than the then current rental rate under this Lease. In the event that the Refusal Space is not leased to the initial third party prospective Tenant, then this Refusal Option shall remain in effect in the event of an offer to any other specific third party prospective Tenant and the Refusal Space shall again be offered to Tenant in accordance herewith.

     Upon notification in writing by Landlord that the Refusal Space is available, Tenant shall have ten (10) business days in which to notify Landlord in writing of its election to lease the Refusal Space at such rental rates described above, in which event this Lease shall be amended to incorporate such Refusal Space. In the event Tenant declines or fails to elect to lease the Refusal Space, then this Refusal Option shall automatically terminate and shall thereafter be null and void as to such space. It is understood and agreed that this Refusal Option shall not be construed to prevent any Tenant in the Building from extending or renewing its lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                           LANDLORD:


                           DUKE REALTY LIMITED PARTNERSHIP, an
                           Indiana limited partnership

                           By: Duke Realty Investments, Inc.,
                               its General Partner


                           By:    /s/ William E. Linville
                              -----------------------------------------
                                     William E. Linville, III
                                     Vice President
                                     Industrial Group

                           Tenant:

                           DIGITAL COMMUNICATIONS TECHNOLOGY
                           CORPORATION, a Delaware corporation

                           By:  /s/ Hugh C. Coppen
                              ----------------------------------------
                      Printed:   Hugh C. Coppen
                              ----------------------------------------
                        Title:    President / CEO
                              ----------------------------------------

STATE OF FLORIDA }
                 } SS:
COUNTY OF BROWARD}

Before me, a Notary Public in and for said County and State, personally appeared Hugh Coppen by me known and by me known to be the President and CEO of Digital Communications Technology Corporation, a Delaware corporation, who acknowledged the execution of the above and foregoing Lease Agreement for and on behalf of said corporation.

                        WITNESS my hand and Notarial Seal this 25th day of February, 1997.


                                                  /s/ Linda Gall
                                                ------------------------
                                                   Linda Gall
                                                   Notary Public

                                                   Linda Gall
                                                ------------------------
                                                (Printed Signature)

My Commission Expires:    July 11, 1999
                      ------------------------
My County of Residence:    Broward
                       -----------------------


                           [EXHIBITS TO LEASE OMITTED]

Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statetement on Form SB-2 of our report dated August 23, 1996 on our audits of the consolidated financial statements of Digital Communication Technology Corporation and Subsidiaries.
We also consent to the reference to our firm under the caption "Experts".

/s/ Coopers & Lybrand L.L.P.
-----------------------------
Coopers & Lybrand L.L.P.
Miami, Florida
May 2, 1997